                                                          EXHIBIT 10(e)(i)



                                   UST CORP.


                             EMPLOYEE SAVINGS PLAN





                        (AMENDED AND RESTATED EFFECTIVE
                             AS OF JANUARY 1, 1994)

88951\ESPC2.PD

                                                        UST CORP.

                                                EMPLOYEE SAVINGS PLAN


                                                  TABLE OF CONTENTS

                                                                                                        PAGE
      PREAMBLE                      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (i)

      ARTICLE 1           DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

      ARTICLE 2           SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
                          2.1     Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
                          2.2     Year of Service   . . . . . . . . . . . . . . . . . . . . . . . .        13
                          2.3     One-Year Break in Service   . . . . . . . . . . . . . . . . . . .        13
                          2.4     Excluded Years of Service   . . . . . . . . . . . . . . . . . . .        14
                          2.5     Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . .        14

      ARTICLE 3           PARTICIPATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15
                          3.1     Eligibility to Participate  . . . . . . . . . . . . . . . . . . .        15
                          3.2     Elections Required  . . . . . . . . . . . . . . . . . . . . . . .        15
                          3.3     Reemployed Employee   . . . . . . . . . . . . . . . . . . . . . .        16

      ARTICLE 4           PARTICIPANT CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . .        17
                          4.1     Participant Contributions   . . . . . . . . . . . . . . . . . . .        17
                          4.2     Increase or Decrease in Rate of Contributions   . . . . . . . . .        17
                          4.3     Suspension and Resumption of Contributions  . . . . . . . . . . .        18
                          4.4     Rollover Contributions  . . . . . . . . . . . . . . . . . . . . .        18
                          4.5     Maximum Amount of Salary Deferral and Cash
                                  Option Deferral   . . . . . . . . . . . . . . . . . . . . . . . .        19

      ARTICLE 5           EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .        22
                          5.1     Employer Profit Sharing Contribution  . . . . . . . . . . . . . .        22
                          5.2     Employer Matching Contributions   . . . . . . . . . . . . . . . .        25
                          5.3     Deductibility of Employer Contributions   . . . . . . . . . . . .        25
                          5.4     Form and Timing of Employer Contributions   . . . . . . . . . . .        25

                                               TABLE OF CONTENTS
                                                  (continued)

                                                                                                          PAGE

      ARTICLE 6           INVESTMENT PROVISIONS AND PARTICIPANT ACCOUNTS  . . . . . . . . . . . . .        26
                          6.1     Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . .        26
                          6.2     Investment Election   . . . . . . . . . . . . . . . . . . . . . .        27
                          6.3     Change in Investment Election   . . . . . . . . . . . . . . . . .        27
                          6.4     Responsibility of Participant in Selecting
                                  Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . .        28
                          6.5     Establishment of Participant Accounts   . . . . . . . . . . . . .        28
                          6.6     Fair Market Value of Trust Assets   . . . . . . . . . . . . . . .        29
                          6.7     Allocation of Trust Assets  . . . . . . . . . . . . . . . . . . .        29
                          6.8     Correction of Error   . . . . . . . . . . . . . . . . . . . . . .        29
                          6.9     Allocation Shall Not Vest Title   . . . . . . . . . . . . . . . .        30

      ARTICLE 7           BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
                          7.1     Nature of Benefits    . . . . . . . . . . . . . . . . . . . . . .        31
                          7.2     Medium and Method of Distribution   . . . . . . . . . . . . . . .        31
                          7.3     Timing of Distribution    . . . . . . . . . . . . . . . . . . . .        31
                          7.4     Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31
                          7.5     Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . . .        32
                          7.6     Permanent and Total Disability    . . . . . . . . . . . . . . . .        35
                          7.7     Distribution on Death   . . . . . . . . . . . . . . . . . . . . .        35
                          7.8     Distribution to Alternate Payees    . . . . . . . . . . . . . . .        37
                          7.9     Investment of Deferred Distributions    . . . . . . . . . . . . .        37
                          7.10    Designation of Beneficiary    . . . . . . . . . . . . . . . . . .        37
                          7.11    Advice of Benefits    . . . . . . . . . . . . . . . . . . . . . .        38
                          7.12    Incapacity    . . . . . . . . . . . . . . . . . . . . . . . . . .        38
                          7.13    Proof of Claim    . . . . . . . . . . . . . . . . . . . . . . . .        38
                          7.14    Mandatory Payment of Distributions to
                                  Certain Participants at Age 70 1/2    . . . . . . . . . . . . . .        39
                          7.15    Direct Rollover Distributions   . . . . . . . . . . . . . . . . .        39

      ARTICLE 8           LOANS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
                          8.1     Loan Availability   . . . . . . . . . . . . . . . . . . . . . . .        41
                          8.2     Loan Conditions   . . . . . . . . . . . . . . . . . . . . . . . .        42
                          8.3     Loan Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . .        43
                          8.4     Loans to Parties-In-Interest    . . . . . . . . . . . . . . . . .        44
                          8.5     In Service Withdrawals After Age 59 1/2   . . . . . . . . . . . .        44

                                                         TABLE OF CONTENTS
                                                            (continued)

                                                                                                          PAGE
      ARTICLE 9           THE BENEFITS COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . .        46
                          9.1     Establishment and Composition   . . . . . . . . . . . . . . . . .        46
                          9.2     Meetings    . . . . . . . . . . . . . . . . . . . . . . . . . . .        46
                          9.3     By-Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47
                          9.4     Powers and Duties   . . . . . . . . . . . . . . . . . . . . . . .        47
                          9.5     Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47
                          9.6     Instructions    . . . . . . . . . . . . . . . . . . . . . . . . .        47
                          9.7     Authority to Sign   . . . . . . . . . . . . . . . . . . . . . . .        48
                          9.8     Administration    . . . . . . . . . . . . . . . . . . . . . . . .        48
                          9.9     Payment of Expenses   . . . . . . . . . . . . . . . . . . . . . .        48
                          9.10    Prudence    . . . . . . . . . . . . . . . . . . . . . . . . . . .        48
                          9.11    Disclosure    . . . . . . . . . . . . . . . . . . . . . . . . . .        48
                          9.12    Claims Procedure    . . . . . . . . . . . . . . . . . . . . . . .        49
                          9.13    Compliance in General   . . . . . . . . . . . . . . . . . . . . .        49
                          9.14    Investment Policy   . . . . . . . . . . . . . . . . . . . . . . .        49
                          9.15    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . .        50

      ARTICLE 10          TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        51
                          10.1    Investment Responsibility   . . . . . . . . . . . . . . . . . . .        51
                          10.2    Investment Direction by the Benefits Committee    . . . . . . . .        52
                          10.3    Custody   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        52
                          10.4    Disbursements and Distributions   . . . . . . . . . . . . . . . .        52
                          10.5    Allocation of Responsibilities Among Trustees
                                  Regarding Plan Assets   . . . . . . . . . . . . . . . . . . . . .        52
                          10.6    Fiduciary Status    . . . . . . . . . . . . . . . . . . . . . . .        53
                          10.7    Administrative Expenses;  Advisors    . . . . . . . . . . . . . .        53
                          10.8    Resignation   . . . . . . . . . . . . . . . . . . . . . . . . . .        53
                          10.9    Trustee's Miscellaneous Powers    . . . . . . . . . . . . . . . .        53
                          10.10   Trustee's Accounts    . . . . . . . . . . . . . . . . . . . . . .        54
                          10.11   Indemnification of Trustee    . . . . . . . . . . . . . . . . . .        55

      ARTICLE 11          TOP HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .        56
                          11.1    Top Heavy Definitions   . . . . . . . . . . . . . . . . . . . . .        56
                          11.2    Determination of Top Heavy Status   . . . . . . . . . . . . . . .        58
                          11.3    Procedures in the Event of Top Heavy Status   . . . . . . . . . .        59

                              TABLE OF CONTENTS
                                 (continued)

                                                                            PAGE

ARTICLE 12      MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . .  62
                12.1  Spendthrift Provisions    . . . . . . . . . . . . . .  62
                12.2  Bonding   . . . . . . . . . . . . . . . . . . . . . .  62
                12.3  No Contractual Obligations    . . . . . . . . . . . .  63
                12.4  Limitations on Contributions  . . . . . . . . . . . .  63
                12.5  Nondiscrimination Limitations on Participant
                      Contributions and Employer Matching Contributions . .  67

ARTICLE 13      AMENDMENT AND TERMINATION   . . . . . . . . . . . . . . . .  75
                13.1  Amendment   . . . . . . . . . . . . . . . . . . . . .  75
                13.2  Merger, Consolidation or Transfer of Assets   . . . .  75
                13.3  Termination   . . . . . . . . . . . . . . . . . . . .  75
                13.4  Consequences of Termination   . . . . . . . . . . . .  76

                                   PREAMBLE


      WHEREAS, UST Corp. (the "Sponsoring Employer") established the UST Corp. Profit Sharing Plan & Trust (the "Plan") effective as of January 26, 1967, amended from time to time thereafter and restated effective as of January 1, 1984 to comply with voluntary and statutory changes; and

      WHEREAS, the principal purposes of the Plan are to (a) set aside a portion of the profits of the Sponsoring Employer and other participating Employers from time to time for the distribution to, and the benefit of, Eligible Employees, and (b) to facilitate systematic savings by Eligible Employees with funds for their retirement or possible earlier needs; and, therefore, this Plan was established as a profit sharing plan pursuant to
Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement pursuant to Internal Revenue Code Section 401(k); and

      WHEREAS, the Sponsoring Employer also established this Plan for the exclusive benefit of its, and for the participating Employers', Eligible Employees and their Beneficiaries and, except as permitted by law, neither the principal nor the income of the Plan are to be paid to or reinvested in the Sponsoring Employer or any other Employer or be used for any purpose other than the exclusive benefit of their Eligible Employees and their Beneficiaries by providing benefits as set forth herein, and by defraying reasonable expenses of administering the Plan; and

      WHEREAS, the Sponsoring Employer desires to amend the Plan, effective January 1, 1994, to expand the cash or deferred features under the Plan; and

      WHEREAS, the Sponsoring Employer desires to change the name of the Plan, effective January 1, 1994; and

      WHEREAS, it is necessary to amend the Plan to comply with the Tax Reform Act of 1986 and other applicable laws;

      NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby renamed the UST Corp. Employee Savings Plan and is hereby amended and restated as hereinafter set forth, effective January 1, 1994 unless specifically stated otherwise. It is the intention of the Sponsoring Employer that the Plan as herein amended and restated shall continue to be recognized as a qualified profit sharing plan and trust under Sections 401(a) and 501(a) of the Internal Revenue Code. It is further intended that the amended cash or deferral arrangement





                                                                             (i)
forming part of the Plan shall continue to qualify under Section 401(k) of the Internal Revenue Code. The provisions of the Plan as set forth in this document shall apply only to an Eligible Employee who terminates employment with the Sponsoring Employer or a participating Employer on or after the effective date of a provision as set forth herein. The rights and benefits, if any, of an Employee who terminated employment prior to the effective date of a provision as set forth herein shall be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated.






                                                                            (ii)

                                  ARTICLE 1

                                 DEFINITIONS


1.1    "AFFILIATED EMPLOYER" means any of the following:

       (a) Any corporation which is a member of a controlled group of corporations which includes an Employer, determined under the provisions of Section 414(b) of the Code;

       (b) Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with an Employer;

       (c) Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes an Employer; and

       (d) Any other entity required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.

       A corporation, trade or business, or member of an affiliated service group shall be treated as an Affiliated Employer only while it is a member of the controlled group.

1.2 "ADVANCE CONTRIBUTION ACCOUNT" means the account which may be established under the Plan in accordance with Section 5.1(g).

1.3 "ALTERNATE PAYEE" means any Spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant's nonforfeitable benefits under the Plan.

1.4 "BEFORE-TAX CONTRIBUTION" means a contribution to the Trust Fund which is made on behalf of a Participant pursuant to a Salary Deferral Agreement and which is not included in the Participant's gross income for Federal income tax purposes for the year in which such contribution was made.

1.5 "BENEFICIARY" means any one or more members of the Participant's family or any other person or persons, executor, or administrator, or any trust, foundation, or other entity


                                                                             (1)
       designated by a Participant or by the terms of the Plan as provided in
       Section 7.10, who is or who may become entitled to receive benefits from the Plan. Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.

1.6 "BENEFIT COMMENCEMENT DATE" means the first Valuation Date following the date on which all events have occurred which entitles the Participant, or Beneficiary, to a Plan distribution in accordance with the applicable provisions of the Plan.

1.7    "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of UST
       Corp.

1.8 "CASH OPTION" means a Participant's annual option to receive the Cash Option Share of the Employer Profit Sharing Contribution for a Plan Year as an immediate cash payment, instead of deferring payment thereof, as further described in Section 5.1(b).

1.9 "CASH OPTION DEFERRAL" means such amount of the Cash Option Share of the Employer Profit Sharing Contribution in any Plan Year for which a Participant has not elected to receive as an immediate cash payment.

1.10 "CHANGE DATE" means the last day of each March, June, September, and December.

1.11 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any comparable provision of future law that amends, supplements, or supersedes such provision.

1.12 "COMMITTEE" or "BENEFITS COMMITTEE" means the committee appointed by the Board as set forth in Article 9.

1.13 "COMPENSATION" means, in the case of each Employee, all earned income paid for services rendered by an Employee for an Employer as reported on Federal Income Tax Form W-2, but excluding bonuses, incentive payments, overtime pay, director's fees, retainers and travel allowances and any income imputed as a result of group life insurance, any Employer Contribution under this Plan or any other qualified plan of an Employer, vacation pay, moving expenses, tuition reimbursement, and any other forms of extraordinary earnings or the value thereof.

       In the event an Employee has entered into a salary deferral agreement under Section 401(k) of the Code or a salary reduction agreement pursuant to a cafeteria plan established


                                                                             (2)
       under Section 125 of the Code, Compensation shall be determined as if such agreements did not exist.

       In no event shall a Participant's Compensation taken into account under the Plan for any Plan Year commencing on or after January 1, 1989 exceed $200,000 ($150,000 for Plan Years beginning on and after January 1,
       1994) or such other amount as the Secretary of the Treasury may determine for such Plan Year under Section 401(a)(17) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term family shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of such year.

1.14 "COMPENSATION DEFERRAL LIMIT" for any Plan Year means the maximum percentage (determined in accordance with the provisions of Section 12.5) of an Employee's Compensation which may be contributed to the Plan pursuant to a Salary Deferral Agreement and Cash Option Deferral. The Benefits Committee shall establish the Compensation Deferral Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Sections 401(k) and 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.15 "CONTRIBUTION PERCENTAGE LIMIT" means the maximum percentage (determined in accordance with the provisions of Section 12.5) of an Employee's Compenation which may be contributed to the Plan as Employer Matching Contributions under Section 401(m) of the Code. The Benefits Committee shall establish the Contribution Percentage Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.16 "DETERMINATION YEAR" means the Plan Year that is being tested for purposes of determining if an Employee is a Highly Compensated Employee.

1.17 "DISABILITY" means Permanent and Total Disability, as further described in Section 7.6.

1.18 "DISABILITY RETIREMENT DATE" means the date on which a Participant's employment terminates due to Disability.

1.19 "EFFECTIVE DATE" means January 1, 1994 for this amended and restated Plan. The original Effective Date of the Plan was January 26, 1967.


                                                                             (3)

1.20 "ELIGIBLE EMPLOYEE" means any person who is an Employee of an Employer, excluding, however:

       (a) Any Employee who is a member of a unit of employees covered by a collective bargaining agreement to which an Employer is a party and which does not specifically provide for the coverage of such employees under the Plan;

       (b) Any Employee who is a nonresident alien receiving no earned income from sources within the United States; or

       (c) Any Employee who is a leased employee (within the meaning of Section 414(n)(2) of the Code).

1.21 "EMPLOYEE" means any person currently employed by an Employer or Affiliated Employer. The term Employee also includes any leased employees of an Employer within the meaning of Section 414(n)(2) of the Code. If, however, such leased employees constitute twenty percent or less of the Employer's nonhighly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code), the term Employee shall not include those leased employees covered by a plan described in
       Section 414(n)(5) of the Code.

1.22   "EMPLOYER" means any of the following corporations:

       (a)   UST Corp.;
       (b)   United States Trust Company;
       (c)   USTrust/Norfolk;
       (d)   USTrust;
       (e)   UST Data Services Corp.;
       (f)   UST Bank/Connecticut;
       (g)   UST Capital Corp.;
       (h)   UST Leasing Corporation;
       (i)   UST Merchant Bancorp, Inc.;
       (j)   Property Research Group, Inc.; and
       (k) each parent, subsidiary, affiliate, successor or other corporation which has, by invitation by the Board and by action of its own board, elected to join the Plan.

       The term "EMPLOYER" as herein defined shall mean UST Corp., individually or in combination with any or all such affiliates as the context may require.


                                                                             (4)

1.23 "EMPLOYER CONTRIBUTIONS" means the total contribution made by the Employer on behalf of a Participant for a Plan Year, comprising the following contributions:

       (a) "EMPLOYER PROFIT SHARING CONTRIBUTION" - The portion of Employer Contributions consisting of profit sharing contributions made in accordance with Section 5.1.

       (b) "EMPLOYER MATCHING CONTRIBUTION" - The portion of Employer Contributions consisting of matching contributions made in accordance with Section 5.2.

1.24 "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee is first credited with an Hour of Service for an Employer or Affiliated Employer, excluding, however, hours of service credited for an Affiliated Employer prior to the date such Employer became an Affiliated Employer, unless such hours are recognized by the Board.

1.25 "ENTRY DATE" means the first January 1 or July 1 of a Plan Year as determined under Section 3.1(b).

1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any comparable provision of future law that amends, supplements, or supersedes such provision.

1.27 "FORFEITURE ACCOUNT" means the Participant's Regular Profit Sharing Account maintained separately on the books of the Plan by the Trustee for each terminated Participant with a forfeitable balance.

1.28 "HIGHLY COMPENSATED EMPLOYEE" means, with respect to a Plan Year, any Employee who performs services for an Employer or Affiliated Employer during the Determination Year and who, during the Look-Back Year:

       (a) Was a 5% owner (within the meaning of Section 416(i)(l)(B)(i) of the Code) at any time during such year;

       (b) Received compensation from an Employer or Affiliated Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

       (c) Received compensation from an Employer or Affiliated Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was among the top





                                                                             (5)

             20% of Employees when ranked on the basis of compensation paid during the Look-Back Year, excluding however, Employees who:

                (i)  are under age 21;

               (ii)  ordinarily work less than six months per year;

              (iii)  ordinarily work less than 17 1/2 hours per week;

               (iv) are included in a unit of Employees covered by a collective bargaining agreement if 90% or more of the Employer's Employees are covered by collective bargaining agreements and the Plan covers only those Employees who are not covered by such agreements; or

       (d) Was an officer of an Employer or Affiliated Employer and received compensation during the Look-Back Year of more than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. No more than 50 Employees (or, if lesser, the greater of 3 Employees or 10% of the Employees) shall be treated as officers. If no officer has satisfied this requirement during the Look-Back Year, the highest paid officer for that year shall be treated as a Highly Compensated Employee.

       Any Employee who during the Determination Year is either a 5% owner at any time during such year, or who (i) satisfies the requirements in paragraphs (b), (c), or (d) above, or if no officer satisfies the requirements of paragraph (d) for that year, the highest paid officer for that year, and (ii) is among the top 100 Employees ranked by compensation for the Determination Year shall be treated as a Highly Compensated Employee.

       The term Highly Compensated Employee shall also include any former Highly Compensated Employee who terminated employment with an Employer or Affiliated Employer prior to the Determination Year, performs no services for an Employer or Affiliated Employer during the Determination Year, and was a Highly Compensated Employee in either his year of termination of employment or in any Determination Year ending on or after his attainment of age 55.

       If an Employee is, during a Determination Year or Look-Back Year, a member of the "family" (within the meaning of Section 414(q)(6)(B) of the Code) of a 5% owner or of one of the ten most Highly Compensated Employees when ranked on the basis of compensation paid during such year, then such individual shall not be treated as a separate





                                                                             (6)

       Employee and any compensation received by such individual and any contribution or benefit of such individual shall be aggregated with the compensation and contribution or benefit of the 5% owner or Highly Compensated Employee.

       For purposes of determining an Employee's compensation under this Section, "COMPENSATION" shall mean the Employee's total compensation reportable on Form W-2, plus amounts not otherwise recognized as compensation because of Sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

1.29   "HOUR OF SERVICE" means those hours set forth below:

       (a) Employees will receive credit for an Hour of Service for each hour they are paid, or entitled to payment, for the performance of duties for an Employer or Affiliated Employer during the Plan Year.

       (b) Except to the extent limited by paragraph (d) below, Employees will receive credit for an Hour of Service for each hour for which they are directly or indirectly paid, or entitled to payment, on account of a period of time during which no duties are performed for an Employer or Affiliated Employer (irrespective of whether their employment relationship has terminated) due to and in accordance with procedures regarding vacation, holiday, illness, incapacity (including Disability) layoff, jury duty, military duty, Maternity/Paternity Leave, or Leave of Absence.

       (c) Employees will also receive credit for an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliated Employer, but the same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Hours credited under this paragraph (c) shall be credited to the Plan Year in which the award or agreement pertains, rather than to the Plan Year in which the award, agreement or payment is made.

       (d)   Notwithstanding the provisions of paragraph (b) above,

                (i) No more than 501 Hours of Service will be credited to an Employee under paragraph (b) on account of any single continuous period during which the Employee performs no duties; except that if the Employee meets the "Disability" requirements hereunder or is absent due to service in the Armed Forces of the United States and returns with reemployment rights under





                                                                             (7)
                     applicable Federal law(s), such Employee shall continue to earn Hours of Service solely for eligibility and vesting purposes based on the number of hours he worked on an annual basis prior to his Disability or military service, whichever is applicable.

               (ii) No Hours of Service will be credited to an Employee for a period during which no duties are performed if payment to the Employee was made or due under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws.

              (iii) No Hours of Service will be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee or his dependents.

             The determination of Hours of Service shall be in accordance with the rules set forth in the United States Department of Labor's Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, Section 2530.200b-2(b) and (c) which are incorporated herein by this reference.

1.30   "INVESTMENT MANAGER" means any person, firm, or corporation who:

       (a) is a registered investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company;

       (b)   has the power to manage, acquire, or dispose of Plan assets; and

       (c)   acknowledges in writing a fiduciary responsibility to the Plan.

1.31   "LEAVE OF ABSENCE" means a period during which an Employee is:

       (a) temporarily absent due to sickness or disability, an authorized vacation, or jury duty;

       (b) on approved extended leave of absence for any reason as granted in a non-discriminatory manner in writing by an Employer; provided that the Employee returns to work promptly upon the expiration thereof;





                                                                             (8)

       (c) temporarily laid off, provided however, that no additional Hours of Service shall be credited to the Employee or Participant, after 12 consecutive calendar months of layoff;

       (d) absent due to service in the Armed Forces of the United States, provided, however, that the Employee shall have returned to employment with the Employer within 90 days after the termination of such service or within such longer period as his employment rights are protected by law;

       (e)   absent due to a Maternity/Paternity Leave of Absence.

             For purposes of the Plan a "MATERNITY/PATERNITY LEAVE OF ABSENCE", means an absence for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

1.32 "LOAN" means the amount provided as a Loan under the Plan to Participants, pursuant to Article 8.

1.33   "LOAN FUND" means the fund to be invested in Loans to Participants.

1.34 "LOOK-BACK YEAR" means the period of twelve consecutive months immediately preceding the Determination Year. In determining the identity of a Highly Compensated Employee, however, the Committee may elect that the Look-Back Year shall be the calendar year ending with or within the Determination Year.

1.35 "NONHIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

1.36   "NORMAL RETIREMENT DATE" means a Participant's 65th birthday.

1.37 "PARTICIPANT" means an Employee participating in the Plan in accordance with Article 3.

1.38 "PLAN" means the UST Corp. Employee Savings Plan (formerly the "UST Corp. Profit Sharing Plan") as herein set forth, or as hereafter may be amended from time to time. The Plan is also a declaration of trust by the Trustee.





                                                                             (9)

1.39 "PLAN ADMINISTRATOR" means the Benefits Committee which shall be responsible for disclosure and reporting as required under applicable law. Compliance with the disclosure and reporting requirements of ERISA shall be sufficient to discharge any duty to account which would otherwise exist regarding the Plan.

1.40 "PLAN YEAR" means the twelve month period commencing on January 1st and ending on December 31st of each calendar year.

1.41 "QUALIFIED DOMESTIC RELATIONS ORDER" means a domestic relations order which meets the requirements of Section 414(p) of the Code, as determined by the Benefits Committee.

1.42 "ROLLOVER CONTRIBUTION ACCOUNT" means a rollover of a distribution from a qualified plan or conduit individual retirement account to this Plan, provided the distribution is:

       (a) either received from a qualified plan prior to January 1, 1993 as a "qualified total distribution" (within the meaning of Section 402(a)(5)(E) of the Code prior to amendment by the Unemployment Compensation Amendments of 1992), or is received from a qualified plan on or after January 1, 1993 as an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code);

       (b)   eligible for a tax-free rollover to a qualified plan; and

       (c) either rolled over within 60 days following the date the Eligible Employee received the distribution, or paid to the Plan as a "direct rollover" (within the meaning of Section 401(a)(31) of the Code).

       A Rollover Contribution may not include amounts attributable to voluntary deductible employee contributions.

1.43 "SALARY DEFERRAL AGREEMENT" means an agreement provided by the Benefits Committee in which an Eligible Employee agrees, on or after January 1, 1994, to reduce his Compensation paid after the execution of such agreement and to have the amount of such reduction contributed by the Employer to the Trust Fund on behalf of the Eligible Employee pursuant to Section 401(k) of the Code. An Eligible Employee may execute a new Salary Deferral Agreement from time to time pursuant to Article 4.

1.44   "SPONSORING EMPLOYER" means UST Corp. or its successor or successors.





                                                                            (10)

1.45 "SPOUSE" means the person, if any, to whom the Participant is lawfully married at the date of his death, or at his Benefit Commencement Date, whichever is earlier, provided, however, that a former spouse will be treated as the Participant's Spouse to the extent provided under a Qualified Domestic Relations Order.

1.46 "TOTAL ACCOUNT" - means the total amounts held under the Plan for a Participant, consisting of the following accounts:

       (a) "BASIC BEFORE-TAX CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Basic Before-Tax Contributions made in accordance with Section 4.1(a), plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

       (b) "SUPPLEMENTAL BEFORE-TAX CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Supplemental Before-Tax Contributions made in accordance with Section 4.1(b), plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

       (c) "CASH OPTION DEFERRED ACCOUNT" - The portion of the Participant's Total Account consisting of Cash Option Deferrals made in accordance with Section 5.1, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

       (d) "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Employer Matching Contributions made in accordance with Section 5.2, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

       (e) "REGULAR PROFIT SHARING ACCOUNT" - The portion of the Participant's Total Account consisting of the Regular Profit Sharing Contribution of the Employer made in accordance with
             Section 5.1, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.

       (f) "ROLLOVER ACCOUNT" - The portion of the Participant's Total Account consisting of any Rollover Contributions made on behalf of the Participant in accordance with Section 4.4, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such Account.





                                                                            (11)

1.47 "TRUST FUND" means the assets of the Trust Fund held by the Trustee hereunder.

1.48 "TRUSTEE" means United States Trust Company, a banking corporation organized under the laws of the Commonwealth of Massachusetts, in its capacity as Trustee hereunder and any corporation or one or more individuals who may from time to time be appointed as successor Trustee or Trustees. A person so appointed shall become Trustee upon delivery to the Benefits Committee of his or its acceptance. The duties, responsibilities and other pertinent information concerning the Trustee are set forth in Article 10.

1.49 "VALUATION" means the valuation of the assets of the Trust Fund and adjustment of Participants' Accounts.

1.50 "VALUATION DATE" means the last day of each June and December prior to January 1, 1994 and the last day of each March, June, September and December thereafter and such other dates as the Trustee and/or the Benefits Committee deem appropriate.

1.51   "YEAR OF SERVICE" means such year as specified in Article 2.

1.52 The masculine gender wherever appearing in the Plan shall be deemed to include the feminine gender and the singular to include the plural, unless the context clearly indicates the contrary.





                                                                            (12)

                                  ARTICLE 2

                                   SERVICE

2.1    SERVICE

       "SERVICE" means active employment with the Employer as an Employee. For purposes of determining Service, employment with any Affiliated Employer as specified in Section 1.1 of this Plan and certain periods of absence due to Disability or military leave as specified in Section 1.31(d) of this Plan, shall be treated as employment with the Employer for vesting purposes, but not for purposes of allocations hereunder, unless otherwise provided herein. Service with a predecessor organization of the Employer also shall be treated as Service with the Employer if the Employer maintains the Plan of such predecessor organization. In addition, the Board may recognize employment with an Affiliated Employer for vesting purposes prior to the date such entity became affiliated with the Employer.

2.2    YEAR OF SERVICE

       The term "YEAR OF SERVICE" means a Plan Year during which an Employee has completed at least 1,000 Hours of Service.

2.3    ONE-YEAR BREAK IN SERVICE

       The term "ONE-YEAR BREAK IN SERVICE" means any Plan Year during which an Employee fails to complete more than 500 Hours of Service.

       Notwithstanding the foregoing, for purposes of determining whether a One-Year Break in Service has occurred, Hours of Service shall be credited for periods during which the Employee is on a Maternity/Paternity Leave of Absence, as follows. Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if credit in such year is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following Plan Year. The Hours of Service credited for a Maternity/Paternity Leave of Absence shall be those which would normally have been credited but for such absence, or, in any case in which the Benefits Committee is unable to determine such hours normally credited, eight Hours of Service per day. The total Hours of Service credited for a Maternity/Paternity Leave of Absence shall not exceed 501.





                                                                            (13)

2.4    EXCLUDED YEARS OF SERVICE

       In determining the vested percentage of an Employee in his Regular Profit Sharing Account at any point in time, all Years of Service shall be taken into account, except as follows. Years of Service prior to a One-Year Break in Service shall be disregarded if:

       (a) The Participant had no vested interest in the Employer's Regular Profit Sharing Contributions at the time the break occurred; and

       (b) The number of consecutive One-Year Breaks in Service equals or exceeds the greater of:

               (i)   Five;  or

              (ii) The Participant's Years of Service at the time the break occurred.

       Notwithstanding any of the above, Years of Service prior to a One-Year Break in Service will not count for purposes of determining an Employee's vesting percentage until the Employee has completed one Year of Service following the Employee's reemployment date.

2.5    TRANSFERS

       (a) If an Employee transfers from employment not covered by this Plan (e.g., employment pursuant to a collective bargaining agreement) and subsequently becomes an Eligible Employee hereunder, all of his Service from his first date of employment with the Employer shall be considered for purposes of calculating his Service for vesting.

       (b) If an Eligible Employee or Participant transfers to a noncovered job classification, (e.g., employment covered by a collective bargaining agreement), he shall cease to participate in the allocation of contributions and forfeitures hereunder, but he shall continue to participate in the Plan for purposes of determining the vested interest in his Regular Profit Sharing Account pursuant to Article 7.





                                                                            (14)

                                  ARTICLE 3

                                PARTICIPATION

3.1    ELIGIBILITY TO PARTICIPATE

       (a)    Current Participants
              --------------------
              Each Eligible Employee of the Employer who was participating in the Plan on December 31, 1993 shall continue to participate hereunder, and shall be eligible to have a Basic Contribution made on his Contribution pursuant to Section 5.2 provided he has made the required elections pursuant to Section 3.2.

       (b)    Participation on or after January 1, 1994
              -----------------------------------------

              (i) Each Employee of the Employer shall automatically become a Participant in the Plan on the date he becomes an Eligible Employee.

              (ii) Effective January 1, 1994, each Participant shall, on the first Entry Date coincident with or next following the date on which he has completed at least 6 months of Service, be eligible to have a Basic Contribution made on his behalf pursuant to Section 4.1 and receive an Employer Matching Contribution pursuant to Section 5.2 provided he has made the required elections pursuant to Section 3.2.

3.2    ELECTIONS REQUIRED

       Each Eligible Employee must, upon satisfying the eligibility requirements of Section 3.1(b)(ii), make elections in the manner provided under the Plan and execute such forms as required by the Benefits Committee. Any elections made pursuant to Section 4.1 shall become effective beginning with the first paycheck received by the Eligible Employee on or after the Entry Date which is 30 or more days after the date the Eligible Employee files his executed forms with the Benefits Committee. A Participant's elections made pursuant to Section
       4.1 shall remain in effect (subject to the contribution limitations under Sections 4.5, 12.4, and 12.5) while the Participant is an Eligible Employee or until such time as he files a new election on the appropriate form with the Benefits Committee.

       An Eligible Employee who becomes a Participant shall be entitled to share in the Regular Profit Sharing Contribution allocations provided under Article 5 for a Plan Year,





                                                                            (15)
       regardless of any elections required under this Section or any elections made by the Eligible Employee pursuant to Section 4.1.

3.3    REEMPLOYED EMPLOYEE

       In the case of an individual who ceases to be an Employee and is subsequently rehired as an Employee, he shall resume participation in the Plan on the date he becomes an Eligible Employee. Such Eligible Employee may resume making contributions or having contributions made on his behalf under the Plan as of the Entry Date following his date of reemployment provided he has satisfied the eligibility requirement under
       Section 3.1(b) and he has made the required elections pursuant to
       Section 3.2





                                                                            (16)

                                   ARTICLE 4


                           PARTICIPANT CONTRIBUTIONS


4.1    PARTICIPANT CONTRIBUTIONS

       Effective January 1, 1994, each Eligible Employee may, after satisfying the eligibility requirements of Section 3.1(b)(ii), elect to have a contribution made on his behalf to the Trust Fund at the rate of 1% to 8% of Compensation. The rate of contribution will be in increments of 1%. Such election shall be in the form of a Salary Deferral Agreement and shall be subject to the Compensation Deferral Limit, if any, applicable to such Participant as established by the Committee from time to time for purposes of meeting the nondiscrimination tests of Section 401(k) of the Code. Contributions made in accordance with this Section 4.1, shall also be subject to the maximum limits in effect under Sections 4.5 and 12.4.

       A Participant's contributions may consist of Basic Before-Tax Contributions and Supplemental Before-Tax Contributions as described below:

       (a) BASIC BEFORE-TAX CONTRIBUTIONS - The first 4% of Compensation for a payroll period which is contributed on the Participant's behalf under a Salary Deferral Agreement shall be known as the Participant's Basic Before-Tax Contributions and shall be contributed to the Participant's Basic Before-Tax Contribution Account.

       (b) SUPPLEMENTAL BEFORE-TAX CONTRIBUTIONS - Contributions made on the Participant's behalf under a Salary Deferral Agreement in excess of 4% of Compensation for a payroll period shall be known as the Participant's Supplemental Before-Tax Contributions and shall be contributed to the Participant's Supplemental Before-Tax Contribution Account.

       Contributions made pursuant to this Section 4.1 shall be made by the Employer directly to the Trustee no less frequently than once per calendar month.

4.2    INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS

       A Participant may elect to change the rate of his Before-Tax Contributions, effective as of any Change Date, provided that at least 30 days in advance of such Change Date the Participant files with the Benefits Committee a new Salary Deferral Agreement. A





                                                                            (17)

       Participant's change in his rate of Before-Tax Contributions shall be subject to the contribution limitations in effect under Sections 4.5, 12.4, and 12.5 at the time the change is made.

4.3    SUSPENSION AND RESUMPTION OF CONTRIBUTIONS

       A Participant may elect to suspend his Before-Tax Contributions effective as of the first day of any succeeding payroll period, provided that at least 7 days in advance of such date the Participant files with the Benefits Committee a new Salary Deferral Agreement. Before-Tax Contributions may be resumed as of any January 1 or July 1 which coincides with or next follows a six month period of suspension, provided that at least 30 days in advance of such date the Participant files with the Benefits Committee a new Salary Deferral Agreement.

       A Participant may not make up suspended Before-Tax Contributions.

       During a period of suspension, the Participant's Total Account will continue to share in the investment experience of the Trust Fund, and the Participant will remain entitled to those benefits and rights under the Plan not conditioned on Before- Tax Contributions, including the right to receive an allocation of Regular Profit Sharing Contributions, if any, and the right to make an in-service withdrawal or receive a Plan Loan.

       A Participant's election to resume making Before-Tax Contributions shall remain in effect while the Participant is an Eligible Employee or until such time as he files a new election on the appropriate form with the Benefits Committee. Any election to resume making Before-Tax Contributions shall be subject to the contribution limitations in effect under Sections 4.5, 12.4, and 12.5.

4.4    ROLLOVER CONTRIBUTIONS

       (a) ROLLOVERS - An Eligible Employee may file a written request with the Benefits Committee to accept his Rollover Contribution. Any such request shall state the amount of the Rollover Contribution and include a statement that such contribution constitutes a Rollover Contribution.

              The Benefits Committee shall determine, in accordance with a uniform and nondiscriminatory policy, whether or not such contribution shall be accepted, and may require the Eligible Employee to submit such other evidence and documentation





                                                                            (18)
              as the Benefits Committee determines necessary to ensure that the contribution qualifies as a Rollover Contribution.

              All Rollover Contributions must be made in cash.

              The amount paid to the Trust Fund in the form of a Rollover Contribution and any subsequent investment experience on such amount shall be credited to the Participant's Rollover Account.

       (b) An Eligible Employee shall have at all times a nonforfeitable interest in 100% of his Rollover Contribution, and any investment experience on such amount.

       (c) At the time the Rollover Contribution is made to the Trust Fund, the Eligible Employee must elect to have it invested in accordance with the terms of Section 6.2.

       (d) An Eligible Employee who makes a Rollover Contribution to the Trust Fund shall be deemed to be a Participant with respect to such amount for all purposes of the Plan, except for purposes of Sections 2.1 through 2.5, Sections 4.1 through 4.3, Sections 5.1 and 5.2, and Section 12.5.

       (e) In no event shall any Rollover Contribution be subject to Employer Matching Contributions.

4.5    MAXIMUM AMOUNT OF SALARY DEFERRAL AND CASH OPTION DEFERRAL

       (a) On or after January 1, 1987, contributions made during a Participant's taxable year (which is presumed to be the calendar year) on behalf of the Participant under a Salary Deferral Agreement and Cash Option Deferral shall be limited to $7,000 (or such other limit as may be in effect at the beginning of such taxable year under Section 402(g)(1) of the Code), reduced by the amount of "elective deferrals" (as defined in Section 402(g)(3) of the Code) made during the taxable year of the Participant under any plans or agreements maintained by the Employer or an Affiliated Employer other than this Plan. Elective deferrals shall not include any elective deferrals returned to the Employee pursuant to Section 12.4(d).

       (b) If contributions made on a Participant's behalf for the preceding taxable year of the Participant under a Salary Deferral Agreement, and Cash Option Deferral, and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) made





                                                                            (19)
       on the Participant's behalf under any other qualified cash or deferred arrangement of the Employer or Affiliated Employer for such taxable year exceed $7,000 (or such other amount as adjusted in accordance with paragraph (a) above), the Participant shall notify the Benefits
       Committee in writing within two months following the close of such taxable year of the amount of such excess. Such notification shall include a statement that if such amounts are not distributed, the excess deferral amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year of the Participant in which the deferral occurred.

       If the elective deferral limit is exceeded for a Participant for a taxable year, the excess amount, adjusted (as described below) for allocable gains or losses for the taxable year with respect to which the deferral was made, shall be refunded to the Participant in a single payment no later than 3 1/2 months following the Participant's taxable year following the taxable year in which such excess deferral arose. If the Participant's Before-Tax Contribution Account and/or Cash
       Option Deferred Account is invested in more than one investment fund, such refund shall be made pro rata, to the extent practicable, from all such investment funds. The amount refunded shall not exceed the Participant's Before-Tax Contributions and Cash Option Deferrals under the Plan for the taxable year. If the foregoing refund is made, the payment shall be deemed to have been made before the close of the taxable year in which such excess deferral arose. Any Employer Matching Contributions made with respect to returned excess deferral amounts shall be forfeited.

       Excess deferrals shall be adjusted for allocable gains or losses for the taxable year in which the excess deferrals arose by multiplying the gains or losses credited to the Participant's Basic and Supplemental Before-Tax Contribution Accounts and Cash Option Deferred Account for that taxable year by a fraction, the numerator of which is the excess deferral amount made by the Participant for the taxable year, and the denominator of which is the sum of (i) the balance in the Participant's Basic and Supplemental Before-Tax Contribution Accounts and Cash
       Option Deferred Account as of the beginning of the taxable year, and
       (ii) the amount of Before-Tax Contributions and the Cash Option Share credited to the Participant's Basic and Supplemental Before-Tax Contribution Accounts and Cash Option Deferred Account for the taxable year.





                                                                            (20)

              If the Participant fails to notify the Benefits Committee by the 2-month period specified above, no refund will be made.





                                                                            (21)

                                   ARTICLE 5

                             EMPLOYER CONTRIBUTIONS

5.1    EMPLOYER PROFIT SHARING CONTRIBUTION

       (a)    AMOUNT

              An Employer may make a profit sharing contribution to the Trust Fund, as of the end of each Plan Year, in such amount as is determined in the discretion of the Board prior to the date on which the contribution is required to be made.

              For purposes of this Section, "NET PROFITS" means the net income of the Employer before payment of any Federal and/or state income taxes and/or any other Federal taxes imposed on or measured by net income for the taxable year in question, determined in accordance with generally accepted accounting principles, provided, however, that in computing the Net Profits for any taxable year, neither the amount of the contribution to be made under this Plan nor the amount of any contribution made by the Employer under any other plan qualified under Section 401(a) of the Code shall be included among the deductions.

              The Employer Profit Sharing Contribution shall consist of two parts as described below:

              (i) REGULAR PROFIT SHARING CONTRIBUTION - The portion of the Employer Profit Sharing Contribution equal to 66-2/3% of the total Employer Profit Sharing Contribution.

              (ii) CASH OPTION SHARE - The portion of the Employer Profit Sharing Contribution equal to 33-1/3% of the total Employer Profit Sharing Contribution.

       (b)    CASH OPTION

              (i)    CASH OPTION ELECTION
                     Within a reasonable time prior to the close of each Plan Year, the Trustee shall deliver to each Participant a Cash Option election form. Pursuant to such form, each Participant may elect in writing by the end of the Plan Year





                                                                            (22)
                     to receive in cash his Cash Option Share. Any election under this Section shall be irrevocable for the year in which such election is made.

                     If a Participant fails to make an election to receive an immediate cash payment of the Cash Option Share under this Section, it shall be assumed that he intended to have his Cash Option Share deferred and credited to his Cash Option Deferred Account.

            (ii)     PAYMENT OF CASH OPTION SHARE
                     The Cash Option Share which a Participant elects to receive in cash shall be paid to him as soon as practicable after the year for which the election is made, which generally shall be either February or March of such following year; provided that in any event such payment shall be made within any time limits prescribed by applicable law.

       (c)    ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS

              The Trustee shall make an allocation under this Section 5.1(c) and Section 7.5 to the Regular Profit Sharing Account and, if applicable, the Cash Option Deferred Account of each Participant who completed a Year of Service during, and is employed on the last day of, the Plan Year to which the Employer Profit Sharing Contribution relates. The Trustee shall allocate a portion of the current Employer Profit Sharing Contribution to each such Participant equal to a fraction as described below:

              (i) The numerator shall be the Participant's Compensation for the Plan Year,

              (ii)    The denominator shall be the total Compensation for all
                      Participants  eligible   to share in the contribution for
                      the Plan Year.

       (d)    ALLOCATION AMONG TOTAL ACCOUNT

              As of the last day of each Plan Year, the Trustee shall allocate to the Regular Profit Sharing Account and, if applicable, the Cash Option Deferred Account of each Participant entitled, in accordance with Section 5.1(c), to share in the Employer's Profit Sharing Contribution and forfeitures for such Plan Year, an amount (computed in dollars) equal to his proportionate share of the Employer's Profit Sharing Contribution and forfeitures for such Plan Year, as set forth in Sections





                                                                            (23)

              5.1(c) and 7.5, respectively. Except as provided in Section 5.1(b), one third of the Employer's Profit Sharing Contribution made on behalf of a Participant shall be credited to the Participant's Cash Option Deferred Account. The remaining portion of the Employer's Profit Sharing Contribution, together with the Participant's share of forfeitures, shall be allocated to the Participant's Regular Profit Sharing Account.

       (e)    SHARING OF EMPLOYER PROFIT SHARING CONTRIBUTION

              To the extent an Employer is prevented from making a Profit Sharing Contribution under this Section 5.1, because such Employer has no current or accumulated Net Profits or because such profits are less than the contributions it otherwise would have made, the following shall occur. Such prevented contribution shall be made by the other Employers out of their Net Profits, provided that the contributions of these Employers shall be limited, in cases which the Employers do not file a consolidated Federal Corporate income tax return, as follows.
              The amount contributed shall equal the proportion of each such Employer's Net Profits remaining after adjustment for its deductible contribution without regard to Section 404(a)(3)(B) of the Code which the total prevented contribution bears to the Net Profits of all the Employers remaining after adjustment for all deductible contributions without regard to said Code Section.

       (f)    RESPONSIBILITY OF COMMITTEE AND TRUSTEE

              If no contribution under this Section shall be made for any year, the Employer shall so advise the Benefits Committee and the Trustee. Neither the Trustee nor the Benefits Committee shall be under any duty to inquire into the correctness of the amounts contributed and paid over to the Trustee hereunder or to determine whether any contribution is payable under this Section
              5.1 or to enforce payment of any contribution by the Employer.

       (g)    ADVANCE CONTRIBUTIONS

              The Employer, at any time, may make payments on account of its contribution for the year. Such payment shall constitute a part of the Trust Fund upon receipt by the Trustee but may be segregated in an Advance Contribution Account which shall be held in cash or such other property as may be permissible under applicable law. The total market value of such Advance Contribution Account on the last day of the





                                                                            (24)

            Plan Year, together with any other contribution by the Employer, shall be allocated as provided in Section 5.1(c).

5.2    EMPLOYER MATCHING CONTRIBUTIONS

       As of each Valuation Date, an Employer Matching Contribution shall be credited to the Employer Matching Contribution Account of each Participant who made Basic Before-Tax Contributions to the Trust Fund since the previous Valuation Date and who is employed by the Employer on said Valuation Date. The amount of Employer Matching Contributions made on behalf of each such Participant shall be 25% of the Participant's Basic Before-Tax Contributions made since the previous Valuation Date.

       No Employer Matching Contributions shall be made with respect to Supplemental Before-Tax Contributions or Cash Option Deferrals made by or on behalf of any Participant.

5.3    DEDUCTIBILITY OF EMPLOYER CONTRIBUTIONS

       The Employer shall not make any Employer Contributions to the extent such Contributions would exceed the maximum amount allowable as a deduction under Section 404 of the Code for the Plan Year in question, giving effect to the provisions for carryover of unused deductions, if any.

5.4    FORM AND TIMING OF EMPLOYER CONTRIBUTIONS

       Employer Contributions for each fiscal year shall be made by the Employer within the period required by the provisions of the Code applicable to such year. The Employer's Contribution for each year may be paid to the Trustee either in cash or other property, to the extent permissible under law; provided that any securities so contributed shall be valued at fair market value on the date of the contribution pursuant to the valuation methods set forth in Section 6.6.





                                                                            (25)

                                  ARTICLE 6

                INVESTMENT PROVISIONS AND PARTICIPANT ACCOUNTS

6.1    INVESTMENT FUNDS

       The Trustee shall establish one or more investment funds as the Sponsoring Employer may from time to time direct. The Sponsoring Employer may direct that each investment fund be invested:

       (a) At the discretion of the Trustee in accordance with such investment guidelines and objectives as may be established by the Sponsoring Employer for such investment fund; or

       (b) At the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the Sponsoring Employer; or

       (c) In such investments as the Sponsoring Employer may specify for such investment fund.

       Notwithstanding the foregoing, Employer Profit Sharing Contribution made in accordance with Section 5.1 shall be invested in the UST Managed Growth Retirement Fund. This Fund contains a balanced investment portfolio consisting of stocks, bonds, and other fixed income instruments.

       The Sponsoring Employer may from time to time change its direction with respect to any investment fund and may, at any time, eliminate any investment fund or establish additional funds. Whenever an investment fund is eliminated, the Trustee shall promptly liquidate the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the Sponsoring Employer.

       The Trustee may maintain from time to time reasonable amounts in cash or cash equivalents in any fund. All expenses properly attributable to an investment fund, including but not limited to brokerage fees and stock transfer taxes, shall be paid from such investment fund, unless paid by the Employer.





                                                                            (26)

       All dividends, interest and other income of each investment fund, as well as stock splits, stock dividends, and the like, shall be reinvested in that investment fund.

6.2    INVESTMENT ELECTION

       (a) At the time an Eligible Employee becomes a Participant in the Plan and makes an election in accordance with Section 4.1, the Eligible Employee must choose, on a form provided by the Benefits Committee, the percentage in which contributions made by or on behalf of such Participant are to be invested in each investment fund. Such percentage may be 0%, or in increments of 10% or 25%, up to a total of 100%. A Participant's investment elections must total 100%.

       (b) During the absence of a valid election by a Participant, the contributions made by or on behalf of such Participant, and Loan repayments, if any, shall be credited to the fund with the least investment risk.

       (c) Notwithstanding the foregoing, the Regular Profit Sharing Account and Cash Option Deferred Account shall be invested solely in the UST Managed Growth Retirement Fund.

6.3    CHANGE IN INVESTMENT ELECTION

       A Participant may elect, effective as of any Change Date, to reallocate in 10% or 25% increments his Basic and Supplemental Before-Tax Contribution Accounts, Employer Matching Contribution Account, and Rollover Account among the investment funds, provided that at least 30 days in advance of such Change Date the Participant files with the Benefits Committee a new election on the appropriate form, and further provided that any such election shall not apply to the Loan Fund. Any elections made in accordance with this paragraph shall apply to the amounts existing in the Participant's Basic and Supplemental Before-Tax Contribution Accounts, Employer Matching Contribution Account, and Rollover Account on the Change Date and to all contributions credited to such Accounts on or after such Change Date.





                                                                            (27)

       The Benefits Committee may from time to time:

       (a) Limit or restrict a Participant's ability to change the allocation of his Basic and Supplemental Before-Tax Contribution Accounts, Employer Matching Contribution Account, and Rollover Account among the investment funds and/or withdraw balances from the various investment funds in order to conform to the practices, provisions, or restrictions of any investment media held in any such investment fund; and

       (b) Adopt procedures relating to the determination and allocation of the investment earnings among the Participants' Basic and Supplemental Before-Tax Contribution Account, Employer Matching Contribution Account, and Rollover Account, in order to facilitate the administration of the Plan on an equitable and practicable basis.

6.4    RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENT FUNDS

       The selection of an investment fund or funds is the sole responsibility of each Participant. The Benefits Committee, the Trustee, the Investment Manager, the Employer, or any other fiduciary to the Plan may not advise a Participant as to the election of any investment fund or the manner in which contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment fund impose any liability on the Benefits Committee, the Trustee, the Investment Manager, or the Employer.

6.5    ESTABLISHMENT OF PARTICIPANT ACCOUNTS

       (a) The Trustee shall establish and maintain for each Participant a Total Account, consisting of the following accounts, and any such other accounts as may be deemed necessary by the Benefits
              Committee:

             (i)     Basic Before-Tax Contribution Account;
            (ii)     Supplemental Before-Tax Contribution Account;
           (iii)     Employer Matching Contribution Account;
            (iv)     Regular Profit Sharing Account;
             (v)     Cash Option Deferred Account; and
            (vi)     Rollover Account.





                                                                            (28)

       (b) Within each of the accounts described in paragraph (a) above, separate records shall be kept of the portion of the account credited to each investment fund and the Loan Fund.

       (c) Such accounts as described in Sections 6.5(a)(iv) and (v) above shall be maintained primarily for bookkeeping purposes. The Trustee shall not be required to segregate the assets in these accounts of Participants for purposes of investment or otherwise.

6.6    FAIR MARKET VALUE OF TRUST ASSETS

       The fair market value of all of the assets of the Trust Fund shall be determined by the Trustee on each Valuation Date.


6.7    ALLOCATION OF TRUST ASSETS

       The balance of each Participant's Total Account (including the Regular Profit Sharing Account portion, if any, of a Forfeiture Account attributable to a Participant and not yet available for reallocation pursuant to Section 7.5) shall be adjusted as of each Valuation Date.


       In addition to the rules set forth above, the credit balance of the Total Accounts of Participants shall be reduced by any distributions made since the most recent Valuation Date.

6.8    CORRECTION OF ERROR

       The Benefits Committee may adjust the Total Accounts of any or all Participants or Beneficiaries in order to correct errors or rectify omissions, including, without limitation, any allocations to a Participant's Total Account made in excess of the limits specified in Sections 4.5, 12.4, and 12.5, in such manner as it believes will best result in the equitable and nondiscriminatory administration of the Plan.





                                                                            (29)

6.9    ALLOCATION SHALL NOT VEST TITLE

       The fact that an allocation is made and amounts are credited to the Total Account of a Participant shall not vest in such Participant any right, title, or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Trust Fund by reason thereof.





                                                                            (30)

                                  ARTICLE 7

                                   BENEFITS


7.1    NATURE OF BENEFITS

       The benefits provided by this Plan consist of the right of a Participant to receive a distribution of the vested portion of his Total Account in accordance with the provisions of this Article 7. The value of a Participant's Total Account shall be determined as of the Valuation Date preceding the date on which payment is made.

7.2    MEDIUM AND METHOD OF DISTRIBUTION

       The amount payable to a Participant (or Beneficiary) under the terms of the Plan shall be distributed in the form of a single lump sum payment in cash.

7.3    TIMING OF DISTRIBUTION

       Except as noted below and otherwise provided in this Plan, the vested portion of a Participant's Total Account shall be paid as soon as administratively feasible following the first Valuation Date following the date the Employee's employment with the Employer or an Affiliated Employer terminates.

       If the value of a Participant's vested Account is in excess of $3,500, payment to the Participant shall not be made in accordance with the above unless the Participant consents to such distribution. In addition, a Participant who elects not to receive his distribution in accordance with the above, may elect to receive such distribution at any time between the date the Participant attains age 59 1/2 and the April 1 following the calendar year in which the Participant attains age 70 1/2.

7.4    VESTING

       A Participant shall always have a nonforfeitable, or 100% vested, interest in his Basic and Supplemental Before-Tax Contribution Accounts, Cash Option Deferred Account, Employer Matching Contribution Account, and Rollover Account. A Participant's vested interest in his Regular Profit Sharing Account shall become 100% vested, upon the earliest of his:





                                                                            (31)

       (a)    Normal Retirement Date,

       (b)    Death (while actively employed), or

       (c)    Disability Retirement Date.

       The vested interest of a Participant in his Regular Profit Sharing Account at any time prior to the date indicated above, shall be based upon the Participant's Years of Service in accordance with the following:

                               YEARS OF SERVICE                         VESTED PERCENTAGE
                                 Less than 3                                     0%
                                      3                                         30%
                                      4                                         40%
                                      5                                         60%
                                      6                                         80%
                                  7 or more                                    100%


       If any Plan amendment changes the vesting schedule set forth above, each Participant who has completed at least three Years of Service as of the later of (a) the date the Plan amendment is adopted, or (b) the date the Plan amendment becomes effective shall have the vested percentage of his Regular Profit Sharing Account computed in accordance with the vesting schedule that produces the higher vested benefit.

7.5    FORFEITURES

       (a)    Prior to January 1, 1985:
              ------------------------

              If a Participant incurs a One-Year Break in Service before his Regular Profit Sharing Account had become 100% vested pursuant to the provisions of the Plan in effect on his date of termination, the nonvested portion of such Account shall be forfeited effective as of the last day of the Plan Year during which the Participant incurred a One-Year Break in Service. Upon such date, the amount forfeited shall be added to the Employer Profit Sharing Contribution for the Plan Year ending on such date and shall be allocated in the same manner as such Employer Profit Sharing Contribution.





                                                                            (32)

       (b)    After January 1, 1985:
              ---------------------

                 (i)   Timing of Forfeitures:
                       ---------------------

                       If a Participant terminates his employment with the Employer before his Regular Profit Sharing Account had become 100% vested, the nonvested amount remaining in such Participant's Regular Profit Sharing Account shall be forfeited as of the last day of the Plan Year in which the Participant's employment terminates. Solely for purposes of this paragraph, a Participant who terminates on the last day of a Plan Year shall be treated as though he terminated employment on the first day of the following Plan Year. The amount forfeited shall be allocated in the same manner as the Regular Profit Sharing Contribution for such year.

                (ii)   Rehire Within Five Years of Reemployment - Repayments
                       Permitted:
                       -----------------------------------------------------

                       In the event a Participant described in subparagraph (i) above is rehired prior to incurring five consecutive One-Year Breaks in Service, the Participant shall be permitted to repay the entire amount of the distribution in order to restore the nonvested portion of his Regular Profit Sharing Account balance to his Total Account for the purpose of future vesting as if he had not separated from Service or received a distribution. The permissible repayment period shall continue until the fifth anniversary of the day on which the Employee is reemployed by the Employer.

                       If such repayment is not made before such period, such Participant's vested amount will be determined by including Years of Service accrued before such Participant's separation from Service but without regard to amounts allocated prior to such separation.

                       In the event that the terminated Participant's vested balance in his Regular Profit Sharing Account was zero,

                       (A) distribution of the vested balance in his Regular Profit Sharing Account shall be deemed to have been made to him as of the date of his termination of employment,





                                                                            (33)

                       (B) repayment shall be deemed to be made on his reemployment commencement date, and

                       (C) the balance in his Regular Profit Sharing Account shall be restored accordingly.

               (iii)   Restoration of Regular Profit Sharing Account Balances:
                       ------------------------------------------------------

                       A Participant who made or who is deemed to have made a repayment pursuant to subparagraph (ii) above will have recredited to his Regular Profit Sharing Account, as of the last day of the Plan Year coinciding with or next following his date of rehire, the portion of such Account balance which he forfeited upon his prior termination from Service with the Employer unadjusted for any subsequent gains or losses. The sources for restoring a previous forfeiture in a subsequent year will be, in order of priority:

                       (A) Forfeitures occurring in the Plan Year in which the Regular Profit Sharing Account balances are recreated, if not sufficient then;

                       (B) Earnings allocable to nonsegregated Regular Profit Sharing Account balances and realized during the Plan Year in which such Account balances are recreated, if still not sufficient then;

                       (C) Employer Profit Sharing Contributions made by the Employer for the Plan Year in which the Regular Profit Sharing Account balances are recreated.

                       Such reinstated Regular Profit Sharing Account balances shall be subject to the vesting requirements described in Article 7.4.

                (iv)   Rehire After Five Years:
                       -----------------------

                       In the event a former Participant is rehired after incurring five consecutive One-Year Breaks in Service, the portion of the Participant's Regular Profit Sharing Account which he forfeited upon his prior termination shall be deemed to be a permanent forfeiture and shall not be recredited to the Participant's Regular Profit Sharing Account if he subsequently becomes eligible to participate in the Plan, except as follows:





                                                                            (34)

                       Such a former participant shall have his prior nonvested portion in his Regular Profit Sharing Account restored, if such former Participant repays the entire amount of the distribution he previously received under the Plan (upon his prior termination) by the close of five consecutive One-Year Breaks in Service commencing after such prior distribution.

                       To the extent applicable, the procedures of paragraph
                       (iii) above shall apply to the restoration of the Participant's nonvested portion of his Regular Profit Sharing Account if he repays his prior distribution under this paragraph (iv).

7.6    PERMANENT AND TOTAL DISABILITY

       "PERMANENT AND TOTAL DISABILITY" shall be a disability which satisfies the requirements for benefit entitlement under the Social Security Act and any long term disability plan or program sponsored by the Employer.

       If any disabled Participant returns to the employ of the Employer, he shall become a Participant on his reemployment date, and the various Plan sections regarding reemployment with an Employer shall be applied to him.

7.7    DISTRIBUTION ON DEATH

       Upon the death of any Participant, the vested portion of the Participant's Total Account shall be distributed to the Participant's designated Beneficiary in accordance with the following rules:

       (a) If the Participant has a Spouse at his date of death, the distribution shall be paid to his Spouse as designated Beneficiary. The distribution may be paid to a designated Beneficiary other than the Participant's Spouse while the Spouse is living only with the written consent of the Participant's Spouse. A spousal consent must:

                 (i)   Be in writing on a form provided by the Benefits
                       Committee;

                (ii)   Specify the Beneficiary;

               (iii)   Acknowledge the effect of such consent; and

                (iv)   Be witnessed by a notary public.





                                                                            (35)

              Any such consent will be valid only with respect to the Spouse who signs the consent. A spousal consent is not required, however, if the Participant establishes to the satisfaction of the Benefits Committee

                       (A)   that there is no Spouse;
                       (B)   that the Spouse cannot be located;
                       (C) that the Participant has been abandoned by the Spouse within the meaning prescribed by applicable law and evidenced by a court order; or
                       (D) that spousal consent is not required under other applicable regulations.

              If the Participant does not have a Spouse at his date of death, the distribution shall be paid to the designated Beneficiary elected by the Participant.

              If a Participant's designated Beneficiary shall have predeceased the Participant, or if a Beneficiary designation shall have lapsed or failed for any reason, payment will be made to the Beneficiary designated under Section 7.10.

       (b) The distribution shall be paid to the Beneficiary as soon as administratively feasible following the Valuation Date after the date the Participant's death is reported to the Benefits Committee; provided the designated Beneficiary has filed a proper distribution election form with the Benefits Committee. Distribution shall be made in a single lump sum cash payment.

       (c) If the Participant's designated Beneficiary is his Spouse, such Spouse may elect to defer distribution until any time between the date the deceased Participant would have reached age 59 1/2, and December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2. Such election must be made no later than the date distribution is required under paragraph (b) above. If the Participant's Spouse dies before any distribution is made, the provisions of this Section shall be applied as though the Spouse were the Participant.

       (d) Notwithstanding the preceding, if the benefit payable to a Beneficiary under this Section does not exceed $3,500, distribution shall be made to the Beneficiary in a single lump sum cash payment as soon as practicable after the Valuation Date next following the date the Participant's death is reported to the Benefits Committee.





                                                                            (36)

7.8    DISTRIBUTION TO ALTERNATE PAYEES

       The Benefits Committee may authorize the Trustee to make a lump sum distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as administratively practicable after the Valuation Date next following the earlier of:

       (a)    the date the Participant terminates employment;  or

       (b)    the later of:

                 (i)   the date the Participant attains age 50, or
                (ii) the earliest date the Participant is entitled to a distribution under the Plan,

       provided the Alternate Payee has filed a request for distribution with the Committee.

       If the Alternate Payee's nonforfeitable interest in the Plan does not exceed $3,500, distribution to the Alternate Payee shall be made at the earliest possible date described above.

7.9    INVESTMENT OF DEFERRED DISTRIBUTIONS

       Any amounts deferred in accordance with this Article 7 shall be held in the Participant's Total Account and shall continue to share in the investment experience of the Trust Fund as long as a balance remains.

7.10   DESIGNATION OF BENEFICIARY

       (a) Each Participant may designate, on a form provided by the Benefits Committee, a Beneficiary or Beneficiaries to receive any benefits distributable hereunder after the death of the Participant. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Benefits Committee, provided, however, that a designation mailed by the Participant to the Benefits Committee prior to his death and received by the Benefits Committee after his death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt of such designation by the Benefits Committee.

              Notwithstanding the above, the following provisions shall apply:





                                                                            (37)

                 (i) A Participant's Beneficiary shall be his surviving Spouse, if the Participant has a surviving Spouse, unless the Participant has designated another Beneficiary pursuant to the spousal consent requirements of Section 7.7(a).

                (ii) A Participant may from time to time change his designated Beneficiary or Beneficiaries, but any such designation which has the effect of naming a person other than the Participant's surviving Spouse, if any, as sole Beneficiary is subject to the spousal consent requirements of Section 7.7(a).

       (b) In the absence of a Beneficiary designation by the deceased Participant, or if a designation of Beneficiary lapses or fails for any reason, distribution of the deceased Participant's nonforfeitable interest in the Trust Fund shall be distributed to the surviving Spouse of the Participant or, if there be none surviving, to the duly appointed and currently acting personal representative of the Participant's estate.

7.11   ADVICE OF BENEFITS

       The Benefits Committee shall establish such rules and procedures as it deems necessary to properly advise all Participants and other persons as to any rights they may have to a benefit under this Plan and may impose upon any such person reasonable requirements with respect to filing application for such benefits.

7.12   INCAPACITY

       If any person to whom a benefit is payable hereunder is an infant or if the Benefits Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Benefits Committee may cause the payments becoming due to such person to be made to such person's legally appointed guardian or conservator.

7.13   PROOF OF CLAIM

       The Benefits Committee may require such proof of death and such evidence of the right of any person to receive payment of the value of the vested interest in the Trust Fund of a deceased Participant or former Participant as the Benefits Committee may deem desirable.





                                                                            (38)

7.14   MANDATORY PAYMENT OF DISTRIBUTIONS TO CERTAIN PARTICIPANTS AT AGE 70 1/2

       Notwithstanding anything in the Plan to the contrary, distribution of Plan benefits shall commence no later than April 1 following the Plan Year in which the Participant attains age 70 1/2, regardless of whether the Participant has retired; provided, however, that any Participant who attained age 70 1/2 on or before January 1, 1988 and who was not a 5% owner of the Employer (as defined in Section 416(i)(1)(B) of the Code) in the Plan Year in which he attained age 66 1/2 or in any succeeding Plan Year, may elect to defer the commencement of his benefits until his actual date of retirement. For purposes of this paragraph, any Participant who on January 1, 1989 remains actively employed by the Employer after having attained age 70 1/2 during 1988, and who is not a 5% owner of the Employer, shall be treated as having retired on January 1, 1989; benefits payable to such Participant shall commence no later than April 1, 1990.

7.15   DIRECT ROLLOVER DISTRIBUTIONS

       Notwithstanding any provision of the Plan to the contrary, if any distribution to a Distributee (i) is made on or after January 1, 1993,
       (ii) totals $200 or more, and (iii) constitutes an Eligible Rollover Distribution, the Distributee may elect on a form provided by the Benefits Committee to have all or part of such Eligible Rollover Distribution paid in a direct rollover to an Eligible Retirement Plan selected by the Distributee. For this purpose, a Distributee, an Eligible Rollover Distribution, and an Eligible Retirement Plan shall be defined as follows:

       (a) Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

       (b) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not





                                                                            (39)
              includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (c)     Eligible Retirement Plan means a plan described below:

                (i) an individual retirement account described in Section 408(a) of the Code;

               (ii) an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code;

              (iii) with respect to Participants and Distributees who are alternate payees only, a qualified defined contribution plan and exempt trust described in Sections 401(a) and 501(a) of the Code respectively, the terms of which permit the acceptance of rollover contributions; or

               (iv) with respect to Participants and Distributees who are alternate payees only, an annuity plan described in
                     Section 403(a) of the Code.

       If an election is made to have only a part of an eligible rollover distribution paid in a direct rollover, the amount of the direct rollover must total $500 or more.

       Direct rollovers shall be accomplished in accordance with procedures established by the Benefits Committee.





                                                                            (40)

                                   ARTICLE 8

                        LOANS AND IN SERVICE WITHDRAWALS


8.1    LOAN AVAILABILITY

       (a) Except to the extent provided in Section 8.4, any Participant who is not an "owner-employee" within the meaning of Section 4975(d) of the Code may request a Loan in an amount which does not exceed an amount equal to the lesser of (i) or (ii) below:

                 (i) $50,000 reduced by the individual's highest outstanding Loan balance from this Plan and all other qualified plans of the Employer and all Affiliated Employers during the 12 month period ending on the day before the date the new Loan is made.

                (ii) 50% of the individual's vested interest in his Total Account reduced by the outstanding balance of all previous Loans made to the individual from this Plan.

       (b) An applicant may request a Loan from the Plan to meet certain financial needs, as follows:

                 (i) To pay expenses associated with the purchase and/or renovation of the applicant's primary residence;

                (ii) To pay medical expenses incurred by the applicant or his immediate family which are not covered by insurance or to purchase medical insurance not paid by the Employer; and

               (iii) To pay educational expenses beyond the high school level incurred by the applicant or applicant's immediate family member.

       (c) Loans shall be borrowed from the individual's Total Account in the following order until the full amount of the Loan has been provided:

                 (i)   from his Supplemental Before-Tax Contribution Account;





                                                                            (41)

                (ii)   from his Basic Before-Tax Contribution Account;

               (iii)   from his Cash Option Deferred Account;

                (iv)   from his Rollover Account;

                 (v)   from his Employer Matching Contribution Account; and

                (vi) from his Regular Profit Sharing Account (to the extent vested).

       (d) Requests for Loans must be submitted in writing to the Benefits Committee on a form designated for that purpose by the Benefits Committee. Decisions by the Benefits Committee regarding Loans shall be made on a uniform, nondiscriminatory basis, shall be final and shall be communicated to the applicant approximately 30 days from the date the Loan application is received by the Benefits Committee.

8.2     LOAN CONDITIONS

        A Plan Loan shall be subject to the following conditions:

       (a) A new Plan Loan shall not be made to an applicant until he fully repays any previous Plan Loan.

       (b)    The minimum Loan shall be $1,000.

       (c) The maximum Loan amount shall be based upon the vested balance in the applicant's Total Account as of the Valuation Date preceding the date the Loan is made.

       (d) Each Loan shall bear interest at a rate equal to 1% point above the United States Treasury rate for an instrument with a similar maturity to that of the Plan Loan on the date the Plan Loan request is made. Notwithstanding the foregoing, the Plan Loan interest shall conform to the amount necessary to comply with Department of Labor Regulation 2550.408b- 1(e).

       (e) Each Loan shall be secured by collateral consisting of the applicant's vested interest in his Total Account, supported by a promissory note for the amount of the Loan, made payable to the Trustee.





                                                                            (42)

       (f) In applying for a Loan, the applicant shall agree to repay the Loan plus interest over a period of years from one to five, as elected by the Participant, unless the Loan is to be used for the purchase of the Participant's principal place of residence, in which case the repayment period may be any period of years up to fifteen years, as elected by the Participant.

       (g) Repayment by Participants actively employed by an Employer during the repayment period shall be in equal installments by weekly or bi-monthly payroll deductions and shall commence with the first paycheck received by the Participant in the month following receipt of the Loan.

       (h) Full repayment of the entire outstanding balance of a Loan may be as of the last day of any month during the repayment period.

       (i) If any individual fails to repay a Plan Loan in accordance with its terms, the Loan shall be in default. The balance will be paid automatically from the applicant's Total Account (unless he repays the Loan prior to the last day of the month in which he terminates). If the Loan remains in default at the time the applicant terminates employment, in accordance with governmental regulations, the Benefits Committee shall authorize the Trustee to cancel and distribute the promissory note and report a taxable distribution to the Internal Revenue Service equal to the amount transferred from his Total Account to repay the loan.

8.3    LOAN FUND

       (a) The portion of an individual's Total Account constituting a Loan shall be segregated into a separate fund, which shall be known as the individual's Loan Fund. The Loan Fund as of any Valuation Date shall equal the sum of the following components:

                 (i) the principal amount due his Supplemental Before-Tax Contribution Account;

                (ii) the principle amount due his Basic Before-Tax Contribution Account;

               (iii)   the principal amount due his Cash Option Deferred
                       Account;

                (iv)   the principal amount due his Rollover Account;





                                                                            (43)

                 (v) the principal amount due his Employer Matching Contribution Account; and

                (vi)   the principal amount due his Regular Profit Sharing
                       Account.

              Each of the above amounts shall be increased with its proportionate share of interest charged to the Loan Fund.

       (b) As of each Valuation Date, the balance of the Loan Fund shall be reduced by the payments made since the previous Valuation Date. Loan repayments shall be applied in the reverse order designated in paragraph (a) above.

       (c) Loan repayments shall be allocated among the investment funds in the same percentage as the individual's most recent investment election in effect under the Plan, except that loan repayments to the Regular Profit Sharing Account shall be invested in the UST Managed Growth Retirement Fund.

8.4    LOANS TO PARTIES-IN-INTEREST

       (a) Notwithstanding anything to the contrary in the Plan, Plan Loans shall be made available to Participants (either active or former) and Beneficiaries who are "parties-in-interest" as defined in
              Section 3(14) of ERISA, to the extent required by applicable law.

       (b) The provisions of this Section 8.4 shall be null and void without amendment to the Plan in the event that by ruling of the Commissioner of Internal Revenue and/or the Secretary of Labor the rules herein set forth are no longer necessary to prevent any prohibited discrimination that may occur in the Plan's Loan program.

8.5    IN SERVICE WITHDRAWALS AFTER AGE 59 1/2

       A Participant who has attained age 59 1/2 and completed ten or more Years of Service may elect to withdraw all or any part of the vested portion of his Total Account, by submitting a written request to the Benefits Committee at least fifteen days prior to a Valuation Date.

       The amount to be withdrawn shall be taken from the Participant's Total Account in the following order, with the full amount available from each account to be fully withdrawn before any amount is taken from the next account:





                                                                            (44)

       (a)    from the Participant's Rollover Account;
       (b)    from the Participant's Employer Matching Contribution Account;
       (c) from the Participant's Regular Profit Sharing Account (to the extent vested);
       (d)    from the Participant's Cash Option Deferred Account;
       (e) from the Participant's Supplemental Before-Tax Contribution Account; and
       (f)    from the Participant's Basic Before-Tax Contribution Account.

       The distribution shall be made as soon as practicable following the Valuation Date following the date the application is received.





                                                                            (45)

                                   ARTICLE 9


                             THE BENEFITS COMMITTEE


9.1      ESTABLISHMENT AND COMPOSITION

         The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Benefits Committee, which shall be composed of at least three persons appointed from time to time by the Board. The Benefits Committee shall be the "NAMED FIDUCIARY" of the Plan in accordance with Section 402(a) of ERISA.
         Any one or more of the members of such Committee may be officers or directors of the Employer and need not be Participants in the Plan.

         The Trustee shall accept and rely upon a certification by the Board as to the number and identity of the individuals comprising the Benefits Committee at any time at its sole discretion. A person appointed to be a member of such Committee shall signify his acceptance to the Board in writing. He may resign by delivering his written resignation to the Board and such resignation shall become effective upon its delivery or any later date specified therein.

         If at any time there shall be a vacancy in the membership of the Benefits Committee, the remaining member or members of the Committee shall continue to act until such vacancy is filled by action of the Board. The Benefits Committee shall appoint from among its members a chairman, and may appoint as secretary a person who may, but need not be, a member of the Benefits Committee or a Participant in the Plan.

9.2      MEETINGS

         The Benefits Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. A simple majority or three, whichever is less, of the members of the Benefits Committee at the time in office shall constitute a quorum for the transaction of business. All action taken by the Benefits Committee at any meeting shall be by vote of the simple majority of its members present at such meeting at which a quorum is present, but the Benefits Committee may act without a meeting by unanimous action of its members evidenced by a writing signed by all such members; provided, however, that no member of such





                                                                            (46)

         Committee shall take any part in any action relating solely to himself or to his rights or benefits under the Plan.

9.3      BY-LAWS

         Subject to the terms of the Plan, the Benefits Committee may from time to time adopt by-laws, rules and regulations for the administration of the Plan and the conduct and transaction of its business and affairs.

8.4      POWERS AND DUTIES

         The Benefits Committee shall have and shall exercise complete discretionary authority to discharge its duties hereunder, including, but not limited to, the authority to interpret and construe the Plan to determine all questions of eligibility, duration of service, dates of birth, participation or retirement, allocation of benefits, value of benefits, and similarly related matters for the purpose of the Plan, the authority to prescribe forms to be used for designating Beneficiaries or for changing or revoking such designation, and the authority to take such other action not inconsistent with the Plan or with any action of the Board as it deems appropriate in order to administer the Plan. Any such construction, administration, interpretation or application shall be final, binding and conclusive upon all persons concerned. All matters falling outside the scope of the powers and duties of the Benefits Committee, and not otherwise provided for in the Plan, shall be referred to the Board which shall have the power to act thereon.

9.5      RECORDS

         All acts and determinations by the Benefits Committee shall be duly recorded, and all such records, together with such other documents as may be necessary for the administration of this Plan, shall be preserved in the custody of the Benefits Committee.

9.6      INSTRUCTIONS

         The Benefits Committee shall, from time to time, issue written instructions to the Trustee with respect to the payments to be made out of the Fund pursuant to the Plan.





                                                                            (47)

9.7      AUTHORITY TO SIGN

         From time to time, the Benefits Committee may authorize one or more of its members to execute any or all documents on behalf of such Committee and shall notify the Trustee in writing of the names of the persons so designated. The Trustee shall accept and rely upon any document executed by the person or persons so designated as representing action by the Benefits Committee until receipt from such Committee of a written revocation of such designation.

9.8      ADMINISTRATION

         The Benefits Committee may retain or employ such legal, accounting and clerical assistance as it deems expedient in carrying out the provisions of the Plan, and may delegate to any member, or members of the Benefits Committee and/or any employee or employees of the Employer any ministerial or routine act or duty in connection with the administration of the Plan.

9.9      PAYMENT OF EXPENSES

         The Employer shall upon receipt of notice thereof from the Benefits Committee promptly pay the operation and administrative expenses of such Committee. No Employee of the Employer who is a member of the Benefits Committee shall receive compensation for his services as a member, but a member of the Benefits Committee who is not an Employee may be compensated as the Board may determine.

9.10     PRUDENCE

         Any person serving as a member of the Benefits Committee shall use that standard of care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.11     DISCLOSURE

         The Benefits Committee shall cause to be furnished to each Participant a written summary of the Plan and any amendment thereto. Such summary shall include the names of the members of the Benefits Committee and the name of the Trustee, and shall set forth the Participant's rights and duties with respect to the benefits available to him





                                                                            (48)
         under the Plan. Any decisions of the Benefits Committee respecting an Employee's or Participant's right to be included in the Plan or to benefits hereunder shall be delivered to the Employee or Participant in writing.

9.12     CLAIMS PROCEDURE

         In the event that an Employee or Participant disagrees with any decision of the Benefits Committee regarding his rights to receive a benefit under the Plan, the amount of any such benefit, or any other factor affecting his rights under the Plan, the Employee or Participant may request a hearing before the full Benefits Committee concerning his rights. Such a request must be made in writing to the Benefits Committee within 60 days after receipt of such Committee's decision. The Employee or Participant shall be entitled to review documents pertinent to his claim and to submit issues and comments in writing to the Benefits Committee. The Benefits Committee shall within 60 days after receiving the Employee's or Participant's request, grant the Employee or Participant such a hearing, at which the Employee or Participant shall be entitled to have his attorney, or other person of his choice, present. Within 120 days after the request for such hearing is first received, the Benefits Committee shall issue a written decision to the Employee or Participant with respect to his case, giving specific reasons for its decision and specific references to the pertinent Plan provisions on which the decision is based.

9.13     COMPLIANCE IN GENERAL

         The Benefits Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's service, Total Account balances and the percentage of such Total Account balances which are nonforfeitable under the Plan, notifications to Participants, registration with the Internal Revenue Service, and reports to the Department of Labor.

9.14     INVESTMENT POLICY

         Although the Trustee shall have the sole responsibility for the specific investments chosen for the assets of the Trust Fund, the Benefits Committee shall have the authority to establish general investment policy guidelines that the Trustee shall rely upon in the choice of investments for the Trust Fund. Such directions or guidelines shall be contained in a document or documents executed by such person or persons as are authorized to sign on behalf of the Benefits Committee pursuant to Section 9.7.





                                                                            (49)

9.15     INSURANCE

         The Benefits Committee shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Fund from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Fund assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Section shall prevent the Benefits Committee or the Employer, at its, or his own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy issued by such insurance company.





                                                                            (50)

                                   ARTICLE 10

                                    TRUSTEE


10.1     INVESTMENT RESPONSIBILITY

         The responsibility for investment of the Trust Fund assets shall rest with the Trustee, except to the extent that the Trustee has delegated such responsibility to another Trustee or Trustees, as described in
         Section 10.5, or to an Investment Manager.

         In the absence of any direction to the contrary from the Benefits Committee, the Trustee shall invest the assets of the Trust Fund in such stocks, bonds or other securities or certificates of participation or shares of any mutual investment company, trust or fund, or any other property of any kind, real or personal, tangible or intangible, as it may deem advisable, whether or not authorized under any present or future laws for the investment of trust funds, provided that the Trustee may hold funds of the Trust Fund uninvested without liability for interest if and to the extent that it may deem advisable from time to time; and the Trustee is authorized to commingle part or all of the assets of the Trust Fund in or with any one or more trusts created for the investments or collective investment of funds held under Employees' retirement benefit plans or trusts which are qualified within the meaning of and exempt from tax under the revenue laws of the United States, and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in a group trust, and the terms of any such collective investment trust shall be deemed incorporated herein and made a part hereof. The Trustee may accumulate and invest income.

         The Trustee, if a bank or trust company, is specifically authorized to maintain checking and earnings accounts in its own bank or trust company and is further authorized to purchase money market investments issued by itself. If otherwise permitted by law the Trustee may hold property in the name of a nominee without disclosure of its trust. No transfer agent, bank or other person dealing with the Trustee need inquire into the Trustee's authority to make transfers or need see to the application of property received by the Trustee.





                                                                            (51)

10.2     INVESTMENT DIRECTION BY THE BENEFITS COMMITTEE

         The Benefits Committee may establish certain investment policy guidelines for the Trustee. Such authority shall include directions to both purchase and sell such securities. The Trustee will not be responsible for any loss incurred with respect to any investment made or retained pursuant to any such direction or instructions, and the Trustee shall not have any responsibility or duty to approve, review, or follow the advisability of sale, retention or disposal of such directed investment, nor to determine if any direction is consistent with the purpose of the Plan and/or applicable law and shall not be subject to any liability for action taken or omitted in reliance on advice of counsel.

10.3     CUSTODY

         The Trustee shall have the exclusive responsibility for custody of the Trust Fund, including any income, from and after the receipt of an Employer Contribution or other addition to the Trust Fund.

10.4     DISBURSEMENTS AND DISTRIBUTIONS

         The Trustee shall make disbursements for the purposes of investment pursuant to the direction of the Benefits Committee and in the absence of such direction as the Trustee in its sole discretion deems advisable and proper, provided, however, that such disbursement decisions shall be made in a manner consistent with the general investment policy guidelines established by the Benefits Committee pursuant to Section 10.2. The Trustee shall make disbursements for the payment of expenses upon approval by the Benefits Committee, and the Trustee shall have no other responsibility with respect to such disbursements. The Trustee shall make distributions to Participants and their Beneficiaries in accordance with the written instructions of the Benefits Committee, observing the names, addresses and other similar instructions given by such Committee, and the Trustee shall have no other responsibility with respect to such distributions.

10.5     ALLOCATION OF RESPONSIBILITIES AMONG TRUSTEES REGARDING PLAN ASSETS

         If there shall be more than one Trustee, the Trustees shall jointly manage and control the assets of the Trust Fund, except that with the approval of the Benefits Committee the Trustees may by agreement allocate any such specific responsibilities, obligations or duties among themselves as they deem advisable, including (without limitation) the duties of the Trustees respecting custody and registration of securities.





                                                                            (52)

10.6     FIDUCIARY STATUS

         The Trustee is a fiduciary and shall be free from interference by the Employer with the discharge of its duties as set forth in the Plan and the requirements of law. The Benefits Committee may remove the Trustee for any reasons which the Benefits Committee, in its sole discretion, deems sufficient.

10.7     ADMINISTRATIVE EXPENSES;  ADVISORS

         All administrative expenses of the Plan shall be charged to and paid by the Employer. In the event that they are not so paid, such expenses shall be charged to and paid out by the Trust Fund provided, however, that all of the Trustee's administrative fees and expenses may be charged against the Trust Fund without the prior approval of the Benefits Committee. The Benefits Committee shall not approve any expense whose payment would be inconsistent with the obligations of a fiduciary under ERISA or would constitute a prohibited transaction thereunder. Expenses payable hereunder include, without limitation, Trustees' fees, actuarial, accounting and legal fees, appraisal expenses incurred in the valuation of securities, and fees for investment or insurance advice. The Benefits Committee, the Employer and the Trustee may employ persons to render accounting, legal, appraisal, investment or insurance advice and may rely upon such advice.

10.8     RESIGNATION

         The Trustee may resign upon 30 days' prior written notice to the Benefits Committee.

10.9     TRUSTEE'S MISCELLANEOUS POWERS

         The Trustee shall have the following powers exercisable without leave of court and without limiting any power otherwise given to the
         Trustee:

         (a) VOTING. The Trustee may vote all securities held in the Trust Fund either directly or by proxy.

         (b) TRANSFERS. The Trustee may buy, sell, mortgage, grant a security interest in, lease (for any length of time) or otherwise deal with real or personal property on such terms as the Trustee deems proper; the Trustee shall take any action which the Benefits Committee directs regarding the sale or exchange of securities in





                                                                            (53)
               connection with any merger or other reorganization described in the Code or otherwise; the Trustee may execute instruments of conveyance in such form as the Trustee deems proper.

         (c) CONTRACTS. The Trustee may make contracts binding upon the trust estate without assuming personal liability therefor.

         (d) LOANS. The Trustee may borrow and lend on such terms as the Trustee deems proper.

         (e) CLAIMS. The Trustee may pay a claim on such proof as the Trustee deems sufficient and may compromise disputed claims of or against the Trustee on such terms as the Trustee deems adequate.

         (f) BANKING TRANSACTIONS. The Trustee may authorize one or more persons to sign checks and other commercial paper and engage in banking transactions on behalf of the Trust Fund. A Trustee which is a bank may use its own banking facilities, to the extent permitted by law, for deposits of funds of the Trust Fund.

10.10    TRUSTEE'S ACCOUNTS

         The Trustee shall render periodic accounts to the Benefits Committee and the Employer. It shall have no duty to account to Participants and their Beneficiaries, who shall look exclusively to the Benefits Committee as Plan Administrator for disclosure and reporting.

         Within a reasonable time after the close of each fiscal year of the Employer, or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Benefits Committee an account of its acts and transactions as Trustee during such fiscal year or during such period from the close of the last fiscal year to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Trust Fund.
         Any such account shall be deemed accepted and approved by the Benefits Committee, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within 60 days of receipt thereof by the Benefits Committee.

         The Trustee or the Benefits Committee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not





                                                                            (54)
         previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Benefits Committee (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

10.11    INDEMNIFICATION OF TRUSTEE

         The Employer and the Benefits Committee shall indemnify and hold harmless the Trustee for any liability or expenses, including without limitation reasonable attorney's fees, incurred by the Trustee with respect to taking such investment direction as the Benefits Committee may authorize, and, in addition, with respect to holding, managing, investing or otherwise administering the Trust Fund, except for its lack of good faith or lack of due care or except as may be judicially determined.





                                                                            (55)

                                   ARTICLE 11

                              TOP HEAVY PROVISIONS

11.1     TOP HEAVY DEFINITIONS
         For purposes of this Article, the following terms shall have the meanings indicated below:

         (a) "KEY EMPLOYEE" means any employee or former employee (including any deceased employee) of an Employer or an Affiliated Employer who at any time during the Plan Year containing the Determination Date for the Plan Year in question, or any of the four preceding Plan Years is:

                  (i) An officer of an Employer or Affiliated Employer, if such individual received Annual Compensation (as defined below) of more than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. No more than 50 employees (or, if lesser, the greater of 3 employees or 10% of the employees) shall be treated as officers (exclusive of employees described in Section 414(q)(8) of the Code).

                 (ii) One of the 10 employees owning or considered as owning (within the meaning of Section 416(i) of the Code) both more than a 1/2 percent ownership interest and one of the ten largest ownership interests in an Employer or Affiliated Employer, if such employee's Annual Compensation (as defined below) exceeds 100% of the maximum annual limit under Section 415(c)(1)(A) of the Code.

                (iii) A 5% owner of an Employer or Affiliated Employer. A "5% owner" means a person owning (or considered as owning, within the meaning of Section 416(i) of the
                        Code) more than 5% of the outstanding stock of an Employer or Affiliated Employer, or stock possessing more than 5% of the total combined voting power of all stock of an Employer or Affiliated Employer (or having more than 5% of the capital or profits interest in any Employer or Affiliated Employer that is not a corporation determined under similar principles).

                 (iv) A 1% owner of an Employer or Affiliated Employer having Annual Compensation (as defined below) of more than $150,000. A "1% owner"





                                                                            (56)
                        means any person who would be described in paragraph
                        (a)(iii) above if "1%" were substituted for "5%" in each place where it appears in paragraph (a)(iii).

                        A Key Employee shall be determined in accordance with the provisions of Section 416(i) of the Code and the regulations thereunder.

         (b) "ANNUAL COMPENSATION"means for years beginning after 1988, 415 Compensation (as defined in Section 12.4(b)) in addition to any amounts contributed on behalf of the Employee by an Employer or an Affiliated Employer pursuant to a salary deferral agreement or cash option deferral under the Plan (or any other cash or deferred arrangement described in Section 401(k) of the Code) or a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code, or toward the purchase of an annuity described in Section 403(b) of the Code.

         (c) "DETERMINATION DATE" means the last day of the preceding Plan Year, except that for the first Plan Year the Determination Date is the last day of that Plan Year.

         (d)   "AGGREGATION GROUP" means either:

                  (i) A "REQUIRED AGGREGATION GROUP" which is each qualified plan of an Employer or Affiliated Employer which provides benefits to a Key Employee, and each other qualified plan of an Employer or Affiliated Employer (including terminated plans maintained within the five-year period ending on the Determination Date), if any, which is included with such plan during the period of five years ending on such plan's Determination Date for purposes of meeting the requirements of Section 401(a)(4) or Section 410 of the Code; or

                 (ii) A "PERMISSIVE AGGREGATION GROUP" which is this Plan and each other qualified plan of an Employer or Affiliated Employer which in total would continue to meet the requirements of Section 401(a)(4) and Section 410 of the Code with such other qualified plan being taken into account (i.e., such other qualified plan provides comparable benefits and satisfies the coverage test).

         (e) "NON-KEY EMPLOYEE" means an employee who is not a Key Employee, including any employee who is a former Key Employee.





                                                                            (57)

         (f) "VALUATION DATE" means the date used to calculate the value of account balances or accrued benefits for purposes of determining the top heavy ratio specified in Section 11.2.

               For purposes of this Plan, the Valuation Date shall be the Determination Date. For each other plan, the Valuation Date shall be, subject to Section 416 of the Code, the most recent Valuation Date which falls within or ends within the period of twelve months ending on the applicable determination date for such plan.

         (g) "EMPLOYEE", "FORMER EMPLOYEE", "KEY EMPLOYEE" and "NON-KEY EMPLOYEE" shall also include Beneficiaries of such an employee.

11.2     DETERMINATION OF TOP HEAVY STATUS

         The Plan shall be deemed a top heavy plan for a Plan Year if, as of a Valuation Date, the sum of the account balances of Key Employees under this Plan and all other defined contribution plans in the Aggregation Group, and the present value of accrued benefits of Key Employees under all defined benefit plans in the Aggregation Group exceeds 60% of the sum of the account balances of all Participants under this Plan and all other defined contribution plans in the Aggregation Group and the present value of accrued benefits of all Participants under all defined benefit plans in the Aggregation Group (but excluding participants who are former Key Employees).

         For purposes of this test, the following rules shall apply:

         (a) Subject to paragraph (b) below, any distributions made during the five Plan Years ending on the Determination Date shall be taken into account.

         (b) For Plan Years commencing after December 31, 1984, the accounts of all former employees who have not been credited with at least one Hour of Service during the period of five years ending on the Determination Date shall be disregarded, provided, however, that if such former Employee again completes an Hour of Service with the Employer after such five year period, such former Employee's accounts shall be taken into consideration.

         (c) If an employee is a Non-Key Employee for the Plan Year containing the Determination Date, but such individual was a Key Employee during any previous Plan Year, the value of his accounts shall not be taken into consideration.





                                                                            (58)

         (d) Solely for purposes of determining if the Plan or any other plan in the Required Aggregation Group is a top heavy plan for a Plan Year, the accrued benefits of Non-Key Employees under any defined benefit plans shall be determined for Plan Years beginning after 1986 under the method, if any, which is uniformly applied for accrual purposes under all defined benefit plans maintained by an Employer or Affiliated Employer or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under
               Section 411(b)(1)(C) of the Code.

         (e) The determination of the present value of accrued benefits under all defined benefit plans in the Aggregation Group shall be based on the interest rate and mortality table specified in the qualified defined benefit plan maintained by the Sponsoring Employer.

         In no event shall the Plan be considered top heavy if it is part of a Required Aggregation Group or a Permissive Aggregation Group which is not top heavy.

11.3     PROCEDURES IN THE EVENT OF TOP HEAVY STATUS

         Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is deemed to be top heavy, the following provisions shall apply:

         (a) MINIMUM VESTING - Any Participant who completes an Hour of Service in a Plan Year in which the Plan is deemed to be top heavy shall have a nonforfeitable interest in the Employer Profit Sharing Contribution made on his behalf to his Regular Profit Sharing Account for such Plan Year. Furthermore, if the vesting schedule under the Plan for any Plan Year shifts into or out of the above schedule because of the Plan's top heavy status, such shift shall be regarded as an amendment to the Plan's vesting schedule and the provisions of Section 7.4 shall be applied.

         (b) MINIMUM CONTRIBUTION - The Employer shall make a minimum contribution for each Participant who is a Non-Key Employee and who is employed by an Employer or Affiliated Employer on the last day of the Plan Year as follows:

                  (i) If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by an Employer or Affiliated Employer





                                                                            (59)
                        which provides a top heavy minimum benefit, then the minimum contribution to this Plan is 0%.

                 (ii) If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by an Employer or Affiliated Employer which provides a top heavy minimum benefit offset by the minimum benefit under this Plan, or if the Participant is not a participant in any other defined benefit plan or defined contribution plan sponsored by the Employer, then the minimum contribution to this Plan is the lesser of:

                        (A) 3% of the Participant's Section 415 Compensation (as defined in Section 12.4(b)) for such Plan Year, or

                        (B) The largest percentage of Employer contributions, as a percentage of Section 415 Compensation (as defined in Section 12.4(b)), allocated to the Total Account of any Key Employee for such Plan Year.

                        For purposes of this paragraph (b)(ii), Participants shall also include Eligible Employees who have waived participation in this Plan, if applicable.

         (c) In any Plan Year in which the Plan is top heavy, but not super top heavy (substituting 90% for 60% in Section 11.2 above),
               Section 12.4(e) shall be applied by substituting "1.0" for "1.25", unless subparagraph (b)(ii)(A) above is amended to substitute "4%" for "3%" therein.

         (d) In any Plan Year in which the Plan is super top heavy (substituting 90% for 60% in Section 11.2), the factor of "1.25" shall be changed to "1.0" in Section 12.4(e).

         (e) In any Plan Year that the Plan ceases to be top heavy, the above provisions shall no longer apply, except that the portion of a Participant's Regular Profit Sharing Account which was vested pursuant to paragraph (a) above shall remain vested.

         (f) The minimum allocation provisions of paragraph (b) above shall, to the extent necessary, be satisfied by special contributions made by the Employer for that purpose. Neither Before-Tax Contributions nor Employer Matching Contributions shall be taken into account in satisfying the minimum allocation provisions of paragraph (b) above.





                                                                            (60)

         (g) The provisions of this Section 11.3 above shall not apply to any Employee included in a unit of Employees covered by a collective bargaining agreement if, within the meaning of Section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.





                                                                            (61)

                                  ARTICLE 12

                           MISCELLANEOUS PROVISIONS


12.1     SPENDTHRIFT PROVISION

         No benefit payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, loans, liabilities, engagements or torts of the person entitled thereto, except for any loans or other indebtedness due the Trust Fund within the limitations stated in Section 4975(d)(3) of the Code and 1.401(a)-13 of the Code of Federal Regulations or similar substitute provisions of applicable regulation. Upon the occurrence or threatened occurrence of any act or thing in violation of or contrary to the foregoing provision, then the benefit affected will, in the discretion of the Benefits Committee, cease and terminate, and in that event the Benefits Committee will make or hold the payments which would otherwise be payable on account thereof to or for the benefit of the Participant or Beneficiary involved, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Benefits Committee may deem proper.

         This provision shall not apply to a Qualified Domestic Relations Order, and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the Spouse or surviving Spouse for all purposes under the Plan.

12.2     BONDING

         The requirement of giving bond by any Trustee or other fiduciary or of giving surety on any bond shall be dispensed with to the extent permitted or required by applicable law.





                                                                            (62)

12.3     NO CONTRACTUAL OBLIGATIONS

         This Plan shall not constitute an express or implied contract between the Employer and any Participant and nothing contained herein shall give to any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the management of the Employer's business or, except as otherwise provided by law, the right of the Employer to discharge any Employee or Participant at any time, nor shall it give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the right of any Employee to terminate his employment at any time.

12.4     LIMITATIONS ON CONTRIBUTIONS

         (a) The maximum annual addition that may be contributed or allocated to a Participant's accounts under this Plan, all other defined contribution plans, all individual medical accounts (as defined in Section 415(l)(2) of the Code) which are part of a defined benefit plan, and, with respect to contributions paid or accrued after December 31, 1985, all separate accounts for post-retirement medical benefits of key employees (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code), maintained by all Employers and Affiliated Employers for any Limitation Year commencing on or after January 1, 1987 shall not exceed the lesser of (i) or (ii) below:

                  (i) $30,000 (or, if greater, 25% of the defined benefit dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Limitation Year), or

                 (ii) 25% of the Participant's "Section 415 Compensation" (as defined in paragraph (b) below) for such Limitation Year.

         (b) The term "Section 415 Compensation" means wages, salaries, and fees for professional services and other amounts received from the Employer and all Affiliated Employers during the Limitation Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent such amounts are includable in gross income, including, but not limited to, overtime pay, tips, bonuses, commissions to paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, fringe benefits, reimbursements, and expense allowances, and excluding the following:


                                                                            (63)

                  (i) amounts contributed by the Employer or Affiliated Employer on behalf of the Employee pursuant to a salary deferral agreement under this Plan or any other cash or deferred arrangement described in Section 401(k) of the Code, to any salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code, or to any other plan of deferred compensation, and which are not includable in the Employee's gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation;

                 (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (iii) amounts realized with respect to the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                 (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are excludable from the Employee's gross income).

               For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Section, the term "Section 415 Compensation" means the compensation actually paid or includable in the Employee's gross income for the Limitation Year.

         (c) For purposes of the Plan, an annual addition consists of the amounts allocated to a Participant's accounts during the Limitation Year that constitute:

                  (i) Employer Contributions (including Cash Option Deferrals) and forfeitures allocable to a Participant under all plans (or portions thereof) maintained by the Employer subject to Section 415(c) of the Code;

                 (ii) the Participant's employee contributions under all such plans (or portions thereof); and

                (iii) amounts allocated after March 31, 1984 to an individual medical account (as defined in Section 415(l)(2) of the Code) under a pension or annuity



                                                                            (64)
                     plan maintained by the Employer, or amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Section 419(A)(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer.

               Any excess amount applied under paragraph (d) below in the Limitation Year to reduce Employer Contributions shall be considered annual additions for such Limitation Year.

               A Participant's employee contributions as described in clause
               (ii) above shall be determined without regard to any rollover contributions, any employee contributions transferred directly from another plan qualified under Section 401(a) of the Code, or any Loan repayments.

               Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in
               Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited, unless such amounts constitute "excess deferrals" that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

         (d) In the event a Participant's total annual additions for a Limitation Year exceed the limitations of paragraph (a) above, Employer Contributions otherwise required with respect to such Participants under Article 5 shall be reduced to the extent necessary to comply with the limitations of paragraph (a) above. If such reduction is not effected in time to prevent such allocations for any Limitation Year from exceeding the limitations of paragraph (a), such excess amount shall, if permissible under Income Tax Regulation 1.415-6(b)(6)(iv), be distributed to the Participant. If such excess amount is not distributed, it shall be used to reduce Employer Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary, provided that if the Participant is not covered by the Plan at the end of the current Limitation Year, the portion exceeding the limitation set forth in paragraph (a) above shall be held unallocated in a suspense account for such Limitation Year, and shall be reallocated in the next Limitation Year to the


                                                                            (65)
         accounts of other Participants to the extent such allocations do not exceed the limitations of paragraph (a) above.

               All amounts held in the suspense account shall be used to reduce future Employer Contributions for all remaining Participants in succeeding Limitation Years (subject to the limitations of paragraph (a) above) before any Employer Contributions or Before-Tax Contributions which would constitute annual additions may be made to the Plan for the Limitation Year.

               If a suspense account is in existence at any time during a Limitation Year, it will participate in the allocation of the Trust Fund's investment gains or losses.

               Upon termination of the Plan, any unallocated amounts remaining in a suspense account shall be allocated to the extent possible under this Section for the Limitation Year of termination. Any amount remaining in such suspense account upon termination of the Plan shall be returned to the Employer, notwithstanding any other provision of the Plan or Trust Agreement.

         (e) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction (as described below) for any Limitation Year shall not exceed 1.0.

               The DEFINED BENEFIT PLAN FRACTION for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 1.25 times the dollar limit determined under Sections 415(b) and 415(d) of the Code for the Limitation Year, or 1.4 times 100% of the Participant's highest average annual Section 415 Compensation (including any adjustments under Section 415(b) of the Code) for any three consecutive years.

               The DEFINED CONTRIBUTION PLAN FRACTION for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer,


                                                                            (66)
               and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code) maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 1.25 times the dollar limitation determined under Sections 415(b) and 415(d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such Limitation Year.

               Any adjustment necessary to comply with the limitations of this paragraph (e) shall be made in the Participant's benefit payable under the relevant defined benefit plan; but under no circumstances may the accrued benefit of a Participant in a defined benefit plan decrease as a result of a Plan amendment to change the combined plan limits.

         (f) For purposes of this Section, the Employer and all Affiliated Employers shall be considered one employer, and the limitations shall be applicable to the total benefits received from the Employer and all Affiliated Employers. Furthermore, in determining who is an Affiliated Employer for this purpose, the phrase "more than 50%" shall be substituted for "at least 80%" each place it appears in Section 1563(a)(i) of the Code.

12.5 NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS

         (a) For purposes of this Section, the following terms shall have the meaning indicated below:

                  (i) "ACTUAL DEFERRAL PERCENTAGE" means the average (expressed as a percentage) of the deferral percentages of Eligible Employees in a group. An Eligible Employee's deferral percentage is equal to the ratio (expressed as a percentage) of the Employee's Before-Tax Contributions and Cash Option Deferrals (including any Before-Tax Contributions and Cash Option Deferrals returned to the Employee pursuant to Section 4.5(b) but excluding Before-Tax Contributions and Cash Option Deferrals returned to the Employee pursuant to
                        Section 12.4(d) contributed to the Trust Fund in  the


                                                                            (67)

                        Plan Year to the Eligible Employee's Compensation for that Plan Year. The individual ratios and the percentages for any groups of individuals shall be calculated to the nearest one-hundredth of one percent (.01%).

                 (ii) "ACTUAL CONTRIBUTION PERCENTAGE" means the average (expressed as a percentage) of the contribution percentages of Eligible Employees in a group. An Eligible Employee's contribution percentage is equal to the ratio of the Employer Matching Contributions contributed to the Trust Fund in the Plan Year to the Eligible Employee's Compensation for that Plan Year. The individual ratios and the percentages for any groups of individuals shall be calculated to the nearest one-hundredth of one percent (.01%).

                (iii) "ELIGIBLE EMPLOYEE" means any Employee of the Employer who, during the Plan Year, is eligible to make Before-Tax Contributions or Cash Option Deferrals in accordance with the provision of Sections 4.1 and 5.1 respectively, or who is eligible to receive Employer Matching Contributions in accordance with the provisions of Section 5.2. An individual shall be treated as an Eligible Employee for a Plan Year if he so qualifies for any part of the Plan Year.

                 (iv) "COMPENSATION" means the Employee's Section 415 Compensation (as defined in Section 12.4(b)) but not in excess of the limit under Section 401(a)(17) of the Code, and including any amounts contributed by the Employer or an Affiliated Employer on behalf of the Employee pursuant to a salary deferral agreement or cash option deferral under this Plan (or any other cash or deferred arrangement described in Section 401(k) of the Code) or a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code, or toward the purchase of an annuity described in
                        Section 403(b) of the Code.

                        Notwithstanding the foregoing, in determining the amount of Compensation to be taken into account for purposes of this Section, the Employer may limit the period used to determine an Employee's Compensation for the Plan Year to the portion of the Plan Year in which the Employee was an Eligible Employee (as defined in subparagraph (iii) above), provided that this limit is applied uniformly to all Eligible Employees with respect to such Plan Year.



                                                                            (68)

         (b) For purposes of determining the Actual Deferral Percentage and Actual Contribution Percentage of an Eligible Employee who is a 5% owner or one of the ten most Highly Compensated Employees, and, for purposes of determining his excess contributions and excess aggregate contributions, if any, the Compensation, Before-Tax Contributions, Cash Optional Deferrals, and Employer Matching Contributions of such Employee shall include the Compensation, Before-Tax Contributions, Cash Option Deferrals, and Employer Matching Contributions for the Plan Year of his family members. For this purpose, the term "family member" means such Employee's Spouse and lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants. Family members shall be disregarded in determining the Actual Deferral Percentage and Actual Contribution Percentage for Eligible Employees who are not 5% owners or among the ten most Highly Compensated Employees.

         (c) If more than one plan providing for a cash or deferred arrangement, or for matching contributions, or employee contributions (within the meaning of Sections 401(k) and 401(m) of the Code) is maintained by the Employer or an Affiliated Employer, then the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the individual's Actual Contribution Percentage and Actual Deferral Percentage, be determined as if all such arrangements were a single plan or arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans that are mandatorily disaggregated pursuant to regulations under Section 401(k) of the Code shall not be aggregated for purposes of this paragraph but shall be treated as separate plans.

         (d) In the event that this Plan satisfies the requirements of Sections 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, and for Plan Years beginning after December 31, 1988 all such plans have the same Plan Year, then this Section shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.

         (e) In accordance with the nondiscrimination requirements of Section 401(k) of the Code, the Committee shall establish a Compensation Deferral Limit with respect to Before-Tax Contributions and the Cash Option Share credited to a Participant's


                                                                            (69)

               Total Account during a Plan Year and may adjust such deferral limit (in accordance with paragraph (g)(i) below) from time to time during the Plan Year in order to satisfy one of the following tests:

                  (i) The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25.

                 (ii) The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the same Plan Year multiplied by two, provided that the Actual Deferral Percentage for such Highly Compensated Employees is not more than two percentage points higher than the Actual Deferral Percentage for such Nonhighly Compensated Employees.

         (f) In accordance with the nondiscrimination requirements of Section 401(m) of the Code, the Committee shall establish a Contribution Percentage Limit with respect to Employer Matching Contributions credited to a Participant's Total Account, and may adjust such percentage limit (in accordance with paragraph (g)(i) below) from time to time during the Plan Year in order to satisfy one of the following tests:

                  (i) The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25.

                 (ii) The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the same Plan Year, multiplied by two, provided that the Actual Contribution Percentage for such Highly Compensated Employees is not more than two percentage points higher than


                                                                            (70)
                        the Actual Contribution Percentage for such Nonhighly Compensated Employees.

         (g) The Committee may take the following actions to assure compliance with the nondiscrimination limitations of Section 401(k) and/or Section 401(m) of the Code:

               (i) If the average percentages described in paragraphs (e) and/or (f) above applicable to the group of Eligible Employees who are Highly Compensated Employees are expected to exceed the maximum average percentage necessary to comply with the rules described in said paragraphs, the Committee may direct that the Actual Deferral Percentage and/or the Actual Contribution Percentage, as the case may be, for each member of such group of Highly Compensated Employees be reduced, prospectively only, beginning with the Highly Compensated Employee whose Actual Deferral Percentage or Actual Contribution Percentage, as the case may be, is the highest so that the limit is not exceeded.

               (ii) If the average percentages described in paragraphs (e) and/or (f) above applicable to the group of Eligible Employees who are Highly Compensated Employees exceed the maximum average percentage necessary to comply with the rules described in said paragraphs, the Committee shall direct the successive reductions of the highest individual Actual Deferral Percentage and/or Actual Contribution Percentage attributable to one or more members of such group of Highly Compensated Employees (beginning with the Highly Compensated Employee whose Actual Deferral Percentage or Actual Contribution Percentage, as the case may be, is the highest) until the average percentage for such group of Highly Compensated Employees does not exceed the applicable limit.

               The reduction of a Highly Compensated Employee's Actual Deferral Percentage and/or Actual Contribution Percentage shall be made in accordance with the following procedure:

               FIRST, if a Highly Compensated Employee's Actual Deferral Percentage for the Plan Year exceeds the limit described in paragraph (e) above, his Actual Deferral Percentage shall be reduced by returning to him all (or a portion) of the amount contributed for such Plan Year in excess of such limit.


                                                                            (71)

               Any amounts to be returned shall first be reduced, but not below zero, by any excess deferrals contributed for the Plan Year and previously returned to the Employee in the taxable year ending with or within that Plan Year pursuant to Section 4.5.

               The reduction of excess contributions shall be made by first reducing the Participant's Supplemental Before-Tax Contributions and, if that is insufficient, by reducing his Basic Before-Tax Contributions and, if that is insufficient, by reducing his Cash Option Deferrals.

               SECOND, in the case of a Participant to whom Basic Before-Tax Contributions are returned, the amount of his Employer Matching Contributions shall be reduced by distributing to the Participant his Employer Matching Contributions that were attributable to such Basic Before-Tax Contributions.

               THIRD, if a Highly Compensated Employee's Actual Contribution Percentage for the Plan Year exceeds the limit described in paragraph (f) above, his Actual Contribution Percentage shall be reduced by returning to him the amount contributed for such Plan Year in excess of such limit.

               The reduction of excess aggregate contributions shall be made by distributing Employer Matching Contributions to the Participant on a pro rata basis.

               Contributions which are returned, forfeited or distributed shall be adjusted for allocable gains and losses for the Plan Year with respect to which the contributions were made in accordance with the method described below for such contributions.

               ALLOCATING INCOME TO EXCESS CONTRIBUTIONS. Excess contributions shall be adjusted for allocable gains or losses for the Plan Year in which such excess contributions arose by multiplying the gains or losses credited to the Participant's Basic and Supplemental Before-Tax Contribution Accounts and Cash Option Deferred Account for such Plan Year by a fraction, the numerator of which is the Participant's excess contributions for the Plan Year, and the denominator of which is the sum of (i) the balance in the Participant's Basic and Supplemental Before-Tax Contribution Accounts and Cash Option Deferred Account as of the beginning of the Plan Year, and (ii) the amount of Before-Tax Contributions and Cash Option Deferrals credited to the Participant's Total Account for the Plan Year.


                                                                            (72)

               ALLOCATING INCOME TO EXCESS AGGREGATE CONTRIBUTIONS. Excess aggregate contributions shall be adjusted for allocable gains or losses for the Plan Year in which such excess aggregate contributions arose by multiplying the gains or losses credited to the Participant's Employer Matching Contribution Account for such Plan Year by a fraction, the numerator of which is the Participant's excess aggregate contributions for the Plan Year, and the denominator of which is the sum of (i) the balance in the Participant's Employer Matching Contribution Account as of the beginning of the Plan Year, and (ii) the amount of Employer Matching Contributions credited to the Participant's Total Account for the Plan Year.

               Excess contributions and excess aggregate contributions (and income allocable thereto) shall be returned, distributed, or, if applicable, forfeited, not later than the last day of the Plan Year following the close of the Plan Year in which such excess arose. Excess contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by applicable regulations.

         (i) For purposes of this Section, the "aggregate limit" for any Plan Year shall mean a percentage equal to the greater of (i) or (ii) below:

                  (i)   The percentage equal to the sum of (A) and (B) below:

                        (A)   125% of the greater of:

                              (1)    The Actual Deferral Percentage for
                                     Eligible Employees who are Nonhighly
                                     Compensated Employees for the Plan Year, or

                              (2)    The Actual Contribution Percentage of
                                     such Eligible Employees, and

                        (B) 2% plus the lesser of (A)(1) or (A)(2) above. In no event, however, shall this percentage exceed 200% of the lesser of (A)(1) or (A)(2) above.

                 (ii)   The percentage equal to the sum of (A) and (B) below:

                        (A)   125% of the lesser of:





                                                                            (73)

                              (1)    The Actual Deferral Percentage for
                                     Eligible Employees who are Nonhighly
                                     Compensated Employees for the Plan Year, or

                              (2)    The Actual Contribution Percentage of
                                     such Eligible Employees, and

                        (B) 2% of the greater of (A)(1) or (A)(2) above. In no event, however, shall this percentage exceed 200% of the greater of (A)(1) or (A)(2) above.

               The "aggregate limit" shall be calculated to the nearest one-hundredth of one percent (.01%).

               The "aggregate limit" shall be applied to reduce allocations otherwise permissible for a Plan Year if after application of paragraph (g) above the sum of the average percentages described in paragraphs (e) and (f) above applicable to the group of Eligible Employees who are Highly Compensated Employees exceeds the "aggregate limit" for such Plan Year.

               The "aggregate limit" shall not apply to reduce allocations otherwise permissible for a Plan Year unless the Actual Deferral Percentage and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year each exceed 125% of the corresponding percentages determined for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

               The reduction of the Actual Contribution Percentage and/or Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees shall be applied to those Highly Compensated Employees who are eligible to make Before-Tax Contributions or Cash Option Deferrals, or are eligible to receive Employer Matching Contributions. Reductions shall be made in the manner described in paragraph (g) above to the extent necessary to comply with the aggregate limit, except that the reductions shall be applied first to reduce Actual Contribution Percentages and then, if necessary, to reduce Actual Deferral Percentages.

         (j) The Committee shall maintain sufficient records to demonstrate that the Plan satisfies the nondiscrimination tests described in paragraphs (e) and (f) above.





                                                                            (74)

                                  ARTICLE 13

                          AMENDMENT AND TERMINATION

13.1     AMENDMENT

         The Sponsoring Employer may amend the Plan, from time to time, by a written instrument duly executed by an authorized officer of the Sponsoring Employer pursuant to a resolution of the Board and delivered to the Trustee, provided that no amendment which affects the Trustee shall be effective without the Trustee's consent.

13.2     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

         In the case of any merger or consolidation of the Trust Fund with, or transfer of assets or liabilities of the Trust Fund to, any trust under any other plan, such transaction shall be structured in such a way that each Participant would (if the Plan then terminated) receive a benefit immediately after the transaction which is equal to or greater than the benefit he would have been entitled to receive immediately before the transaction (if the Plan had then terminated).

13.3     TERMINATION

         The Sponsoring Employer may terminate the Plan established hereunder at its option at any time by written resolution of the Board. Without thereby undertaking a legal duty, however, the Sponsoring Employer hereby expresses the intention of establishing a permanent plan under which the Sponsoring Employer will make recurring and substantial contributions. The Plan shall be automatically terminated if the Sponsoring Employer is adjudicated bankrupt, makes an assignment for benefit of creditors, suffers the appointment of a receiver, or dissolves, except that the reorganization of the Employer under the applicable sections of the Code shall not be deemed to result in dissolution for purposes of this Section 13.3.

         A participating Employer may discontinue or revoke its participation in the Plan with respect to its Eligible Employees. At the time of discontinuance or revocation, the Committee may authorize the Trustee to transfer, deliver, and assign vested Trust Fund assets attributable to the Participants employed by such participating Employer to a new trustee as shall have been designated by the participating Employer, in the event that it has established a separate qualified plan for its employees. If a separate qualified plan





                                                                            (75)
         is not established, the Trustee shall retain such assets for the benefit of the Participants employed by such participating Employer.
         In no event shall any part of the corpus or income of the Trust Fund as it relates to such participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Participants employed by such participating Employer and their Beneficiaries.

13.4     CONSEQUENCES OF TERMINATION

         In the event that the Board shall decide to terminate the Plan, or in the event of a partial termination or complete cessation of Employer Contributions, the rights of Participants to the amounts in their Total Accounts shall be fully vested. Thereupon, the Benefits Committee shall direct the Trustee to liquidate the entire Trust Fund after payment of all expenses and proportional adjustment of Total Accounts to reflect such expenses and the value of the Fund. The Trustees shall make payment of all amounts due to the Participants in accordance with the applicable provisions of the Plan.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan instrument by the Sponsoring Employer and the Trustee, the Sponsoring Employer and the Trustee have caused these presents to be executed on their behalf and the Corporate Seal of the Sponsoring Employer is to be hereunder affixed as of this 22nd day of March, 1994.

ATTEST:

/s/ Eric R. Fischer
--------------------
Clerk
                                        UST CORP.

                                        By: /s/ Neal F. Finnegan
                                            --------------------
                                            President




                                        UNITED STATES TRUST COMPANY AS TRUSTEE

                                        By: /s/ Domenic Colasacco
                                            ---------------------




                                                                            (76)

         (c) The reduction of a Highly Compensated Employee's Actual Deferral Percentage shall be made in accordance with the following procedure:

                      (i) If a Highly Compensated Employee's Actual Deferral Percentage for the Plan Year exceeds the limit described in paragraph (d) above, his Actual Deferral Percentage shall be reduced by returning to him all of the amount contributed for such Plan Year in excess of such limit.

                      (ii) Excess contributions (and income allocable thereto) shall be returned, distributed, or, if applicable, forfeited, within 2 1/2 months of the beginning of the next Plan Year, if practicable, but in no event no later than the last day of the Plan Year following the close of the Plan Year in which such excess arose.

                            The following method shall be used to determine the income allocable on excess contributions accumulated from the last day of the Plan Year in which the excess contributions arose to the date of distribution of such excess ("gap period"):

                            The income on the excess contributions for the gap period shall equal 10% of the income earned in the Plan Year in which the excess arose multiplied by the number of calendar months contained in the gap period to the date of distribution of such excess. A distribution of the excess occurring on one of the first fifteen days of a calendar month shall be deemed to have been made on the last day of the preceding month. A distribution occurring after the fifteenth day of a calendar month shall be deemed to have been made on the first day of the next succeeding calendar month.

         (d) Notwithstanding anything in the Plan to the contrary and to the extent permitted by applicable law, the Plan may be restructured into component parts based on employee groups or any other methods permitted by applicable law for a Plan Year in order to determine whether the Plan meets the Code Section 401(k) nondiscrimination requirements and/or the Code Section 401(a)(4) nondiscrimination requirements for such year.





                                                                            (77)